Exhibit 10.22

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LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

THIS LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the “Agreement”), effective as of the 26th day of March, 2007 (the “Effective Date”), is entered into by and between BAYER SCHERING PHARMA AG (formerly known as SCHERING AG), a German corporation, with a place of business at Muellerstrasse 178, Berlin 13342, Germany (“Bayer”) and SYNDAX PHARMACEUTICALS, INC., a Delaware corporation, with a place of business at 12481 High Bluff Drive, Suite 150, San Diego, California 92130 (“Licensee”). Bayer and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS:

A. Bayer has proprietary rights to a certain Histone DeAcetylase (“HDAC”) inhibitor, known as MS-275, and is interested in licensing these proprietary rights to a party with the resources and expertise necessary to Develop (as defined below) and Commercialize (as defined below) the Product (as defined below) in the field of oncology, alone or in combination with other pharmaceutical products.

B. Licensee possesses substantial resources and expertise in the Development of HDAC inhibitors in the field of oncology, alone or in combination with other pharmaceutical products, and the capability and know-how necessary to acquire additional resources and expertise needed for the Commercialization thereof.

C. Bayer desires to license these proprietary rights to the Product to Licensee provided that Licensee grants Bayer an exclusive first opportunity to collaborate with Licensee on the Development and Commercialization of the Product should Licensee decide to Develop and/or Commercialize the Product with or through a Third Party (as defined below), and Licensee desires to grant such an exclusive first opportunity to Bayer.

D. The Parties desire Bayer to carry out the CMC/Process Development (as defined below) of the Product and to Manufacture (as defined below) or have Manufactured Licensee’s requirements of the Product and Licensee to purchase all of its requirements of the Product from Bayer, under terms and conditions to be set forth in a CMC Development, Manufacture and Supply Agreement (as defined below), until such time as such responsibility is transferred to Licensee by Bayer on the terms and conditions set forth in the CMC Development, Manufacture and Supply Agreement.

E. As partial consideration for the grant of the license under said proprietary rights to the Product from Bayer, Licensee desires to issue and deliver to Bayer warrants to purchase certain common stock of Licensee, and Bayer desires to receive such warrants from Licensee, under terms and conditions to be set forth in a Warrant Agreement (as defined below) to be executed and delivered by the Parties concurrently with the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

I.	DEFINITIONS

1.1 “AAA” means the American Arbitration Association.

1.2 “Affiliate” means, with respect to a Party, any person, corporation, film, joint venture or other entity which, directly or indirectly, through one or more intermediates, controls, is controlled by or is under common control with such Party. As used in this definition, “control” means possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of the outstanding voting securities or by contract or otherwise.

1.3 “Agreement” has the meaning contained in the preamble.

1.4 “Applicable Laws” means all laws, statutes, codes, rules, regulations, orders, treaties, judgments, decrees, directives, injunctions and/or ordinances of any Governmental Authority in the Territory applicable to the Parties, their respective obligations contemplated hereby and/or the Product, including, without limitation, the laws, rules and regulations governing the Development and Commercialization of the Product in the Territory including, without limitation, current GCP, GLP and GMP.

1.5 “Audit Disagreement” has the meaning set forth in Section 7.6.

1.6 “Audit Disagreement Procedure” has the meaning set forth in Section 7.6.

1.7 “Bayer” has the meaning contained in the preamble.

1.8 “Bayer Indemnitee” has the meaning contained in Section 11.2.

1.9 “Bayer Intellectual Property” means Bayer Know-How and Bayer Patents.

1.10 “Bayer Know-How” means Know-How within the Control of Bayer or its Affiliates as of the Effective Date or which comes within the Control of Bayer or its Affiliates during the Term that is necessary or useful for the Development, Manufacture and Commercialization of the Product in the Field in the Territory. Notwithstanding anything herein to the contrary, Bayer Know-How shall exclude: (i) Bayer Patents, and (ii) Know-How within the Control of Bayer or its Affiliates relating to any HDAC inhibitor other than the Compound.

1.11 “Bayer Patents” mean the Existing Bayer Patents and the Future Bayer Patents.

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1.12 “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Berlin, Germany or San Diego, California.

1.13 “Change of Control” means an event in which (i) a majority of the outstanding voting securities of Licensee become owned by one or more Pharmaceutical Companies or Pharmaceutical Holding Companies; or (ii) the possession of the power to direct or cause the direction of the management and policies of Licensee, whether through ownership of the outstanding voting securities or by contract or otherwise, becomes vested in one or more Pharmaceutical Companies or Pharmaceutical Holding Companies and which in either case results in Licensee being owned or controlled by a Third Party; or (iii) Licensee enters into a merger, consolidation or similar transaction with a Pharmaceutical Company or Pharmaceutical Holding Company in which Licensee is not the surviving entity in such transaction.

1.14 “Claims” means any claim, suit or proceeding made or brought by a Third Party.

1.15 “Clinical Development” means the conduct of clinical trials in humans to assess the dosing, safety and/or efficacy of the Product, including but not limited to Phase I Clinical Trials, Phase II Clinical Trials, Phase Ill Clinical Trials and Phase IV Clinical Trials.

1.16 “CMC” means chemistry, manufacturing and controls.

1.17 “CMC Development, Manufacture and Supply Agreement” has the meaning contained in Section 4.3.3.

1.18 “CMC/Process Development” means (i) the development and, as far as applicable, validation of a process for the Manufacture of the Product (covering the Compound and inactive ingredients, packaging materials, and intermediates), including, without limitation, manufacturing descriptions, batch records, quality control procedures and analytical methods (both in-process, post-process, final release and stability controls), reference standards and stability protocols as well as the corresponding reports and other regulatory documentation; (ii) the planning, Manufacturing, monitoring and dispatch of non-clinical samples and clinical samples of the Product; and (iii) any documentary and medical writing and regulatory affairs activities directly related to the activities set forth in subclauses (i) and (ii).

1.19 “Commercialization” and “Commercialize” shall refer to all activities undertaken relating to the use, marketing, distribution, importation, sale and offering for sale of the Product, and the process of Commercialization, respectively.

1.20 “Commercially Reasonable Efforts” means, with respect to a Party, those efforts and resources, as applicable, relating to a certain activity or activities, including, without limitation, the Development, Manufacturing and Commercialization of Product in accordance with such Party’s business, legal, medical and scientific judgment, such efforts and resources to be in accordance with the efforts and resources a reasonably comparable pharmaceutical

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company would use for a product owned by it, or to which it has rights, which is of similar market potential, at a similar stage in its product life, taking into account the establishment of the Product in the marketplace, the competitiveness of the marketplace, the proprietary position of the Product, the regulatory structure involved, the profitability of the Product and other relevant factors.

1.21 “Common Stock” has the meaning contained in the Warrant Agreement.

1.22 “Compound” means Bayer’s proprietary HDAC inhibitor [IUPAC = 3-Pyridylmethyl N-{4-[(2-aminophenyl)carbonyl]benzl}carbamate; CAS = carbamic acid, [[4-[[(2-aminophyenyl) amino]carbonyl]phenyl]methyl]-3-pyridinylmethylester], known as MS-275, and its related salts, esters, isomers, analogs and derivatives.

1.23 “Control” or “Controlled” means possession of the ability to grant the licenses or sublicenses as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.24 “CRADA” means the Public Health Service Cooperative Research and Development Agreement #836, effective as of March 22, 2000, between Bayer and the National Cancer Institute a true and correct copy of which was provided by Bayer to, and reviewed by, Licensee prior to the Effective Date.

1.25 “Defaulting Party” has the meaning contained in Section 12.2.

1.26 “Development” and “Develop” shall refer to all activities relating to Preclinical Development, Clinical Development and CMC/Process Development, as are customary in the pharmaceutical industry as part of the process of obtaining Regulatory Approval.

1.27 “Development Committee” has the meaning contained in Section 3.1.

1.28 “Development Plan” means the written development plan annexed to this Agreement as Schedule 1, which describes the Development activities (and corresponding timelines) to be undertaken by Licensee in connection with the Development of the Product, which may be amended from time-to-time, as set forth in the Agreement.

1.29 “DMF” means, with respect to the U.S., a drug master file as described in Title 21, Section 314.420 of the U.S. Code of Federal Regulations, including all supplements and amendments thereto, and, with respect to any legal jurisdiction other than the U.S., analogous regulations in such legal jurisdiction.

1.30 “DMF Territories” has the meaning contained in Section 4.2.1.

1.31 “Effective Date” has the meaning contained in the preamble.

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1.32 “Election Notification” has the meaning contained in Section 5.3.

1.33 “EMEA” means the European Medicines Evaluation Agency, or any successor agency with responsibility for regulating the Development, Manufacture and Commercialization of human pharmaceutical products in the EU.

1.34 “Enforcement Action” has the meaning contained in Section 10.3.2.1.

1.35 “EPITRON Contract” means the EPITRON (Epigenetic treatment of neoplastic disease) Contract: Contract No. 518417 (LSHC-CT-2005-518417), which entered into force on or about November 24, 2005 and to which Bayer joined as a contractor on or about April 18, 2006, a true and correct copy of which was provided by Bayer to, and reviewed by, Licensee prior to the Effective Date.

1.36 “EU” means the countries of the European Union, as constituted from time-to-time.

1.37 “EU Commission” means the Commission of the European Communities or successor agency thereto.

1.38 “Exercise Price” has the meaning contained in the Warrant Agreement.

1.39 “Existing Bayer Patents” mean the Patents listed in Schedule 4a and Schedule 4b of this Agreement, which are owned or Controlled by Bayer or its Affiliates as of the Effective Date and claim or cover the Development, Manufacture or Commercialization of the Product for use in the Field. For the avoidance of doubt, the Patents listed in Schedule 4a are, as of the Effective Date, in the name of Schering Aktiengesellschaft.

1.40 “FDA” means the United States Food and Drug Administration of the Department of Health and Human Services, or any successor agency with responsibility for regulating the Development, Manufacture and Commercialization of human pharmaceutical products in the U.S.

1.41 “Field” means any use of the Product in the treatment of cancer in humans.

1.42 “Final Offer” has the meaning contained in Section 5.4.4.1.

1.43 “Final Offer Period” has the meaning contained in Section 5.4.4.1.

1.44 “First Commercial Sale” means the date Licensee, an Affiliate or Sublicensee of Licensee first sells or otherwise commercially disposes of the Product for use or consumption by the general public in a country in the Territory pursuant to a Regulatory Approval in such country or where such sale or commercial disposition is otherwise permitted by the Governmental Authority in such country.

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1.45 “First Offer Right Procedure” means the procedure described in Section 5.4 of the Agreement, which Bayer shall have the exclusive right to elect to undergo in the event that Licensee wishes to exercise the Partnering Right.

1.46 “Force Majeure Event” has the meaning contained in Section 13.7.

1.47 “Fully-Diluted Basis” has the meaning contained in the Warrant Agreement.

1.48 “Future Bayer Patents” mean any Patents in the Territory that come within the ownership or Control (with the right to sub-license) of Bayer or its Affiliates during the Term and claim or cover the Development, Manufacture or Commercialization of the Product for use in the Field. Notwithstanding anything herein to the contrary, Future Bayer Patents shall exclude any Patents in the Territory owned or Controlled (with the right to sub-license) by Bayer or its Affiliates relating to any HDAC inhibitor other than the Compound.

1.49 “GCP” means Good Clinical Practice as promulgated by the FDA under and in accordance with the U.S. Federal Food, Drug and Cosmetic Act (Title 21 of the U.S. Code, Section 301 et seq.), Title 21, Part 312 of the US Code of Federal Regulations, and the guidelines and standards published by the FDA that relate to the conduct of clinical studies in humans. “GCP” also includes the practices and standards described in the Guidelines on Principles of Good Clinical Practice in Conduct of EU Clinical Trials as promulgated by the European Commission under European Directive 2001/20/EC, similar standards, guidelines and regulations promulgated or otherwise required by MHLW and the ICH Harmonised Tripartite Guideline for Good Clinical Practice (ICH E6), as each may be amended from time-to-time, or any successors thereto.

1.50 “GLP” means Good Laboratory Practice as promulgated by the FDA under and in accordance with the U.S. Federal Food, Drug and Cosmetic Act (Title 21 of the U.S. Code, Section 301 et seq.), Title 21, Part 58 of the U.S. Code of Federal Regulations, and the guidelines and standards published by the FDA that relate to the conduct of preclinical studies in animals. “GLP” also includes the principles of Good Laboratory Practice as promulgated by the European Commission under European Directives 2004/9/EC and 2004/10/EC, and similar standards, guidelines and regulations promulgated or otherwise required by MHLW, as each may be amended from time-to-time, or any successors thereto.

1.51 “GMP” means current Good Manufacturing Practice as promulgated by the FDA under and in accordance with the U.S. Federal Food, Drug and Cosmetic Act (Title 21 of the U.S. Code, Section 301 et seq.), Title 21, Parts 210 and 211 of the U.S. Code of Federal Regulations, and the guidelines and standards published by the FDA that relate to the testing, manufacturing, processing, packaging, holding or distribution of drug substances and finished drugs. “GMP” also includes the practices and standards described in the Guide to Good Manufacturing Practices for Medicinal Products as promulgated by the European Commission under European Directive 2003/94/EC, similar standards, guidelines and regulations

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promulgated or otherwise required by MHLW and the ICH Harmonised Tripartite Good Manufacturing Practice Guide For Active Pharmaceutical Ingredients (ICH Q7), as each may be amended from time-to-time, or any successors thereto.

1.52 “Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member including, without limitation, the FDA for the U.S., the EMEA and EU Commission for the EU, and the MHLW for Japan.

1.53 “Guidelines” means the written guidelines annexed to this Agreement as Schedule 2, pursuant to which the Independent Auditor shall, in accordance with Section 5.4.6, make its determination as to whether or not the Preferred Third Party Offer is Substantially Better than the Final Offer.

1.54 “HDAC” has the meaning contained in Recital A.

1.55 “ICH” means International Conference on Harmonisation.

1.56 “IND” means an effective Notice of a Claimed Investigational Exemption for a New Drug Application filed with the FDA, as more fully defined in Title 21, Part 312 of the U.S. Code of Federal Regulations, as such regulation may be amended from time-to-time.

1.57 “IND Equivalent” means the equivalent of an IND, but in a legal jurisdiction other than the U.S.

1.58 “Indemnitor” has the meaning contained in Section 11.3.

1.59 “Independent Audit” has the meaning contained in Section 5.4.5.2.

1.60 “Independent Auditor” means an independent, internationally recognized financial auditing firm.

1.61 “Indication” means a particular application of the Product for use in the Field, such as, for example, the Initial Two Indications.

1.62 “Information” means all information belonging to, or in the possession of, a Party or its Affiliates, which the Party considers confidential including, without limitation, information concerning the study, discovery, design, development, manufacture, formulation, extraction, compounding, mixing, processing, testing, control, preservation, storage, finishing, packing, packaging, use, administration, distribution, sale, reimbursement and/or marketing of pharmaceutical products or compounds, and potential products or compounds and shall further include, without limitation: (i) all information marked confidential by a Party, (ii) all data from

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and methodology of pre-clinical and clinical studies, (iii) the contents of any submissions to Governmental Authorities worldwide, (iv) marketing plans, or (v) computer hardware and software systems and designs and plans for same, in any case regardless of form (written, graphical, physical, oral, photographic, electronic, magnetic or otherwise).

1.63 “Initial Offer” has the meaning contained in Section 5.4.1.3.

1.64 “Initial Two Indications” means the first two Indications for which the Product is to be Developed, as set forth in the Development Plan.

1.65 “Invention” means any new or useful process, machine, manufacture, or composition of matter specifically relating to or comprising the Compound or a Product, and any improvement, enhancement, modification or derivative work to any Bayer Intellectual Property or Licensee Intellectual Property, that is conceived or first reduced to practice during the Term in connection with the Parties’ respective activities to Develop, Manufacture and Commercialize the Product in the Territory.

1.66 “Joint Invention” has the meaning contained in Section 10.1.3.

1.67 “Know-How” means Information, whether patentable or unpatentable, relating to the Development of the Product in the Field, including, without limitation, inventions, techniques, practices, methods, knowledge, know-how, skill, trade secrets, experience and test data (including pharmacological, toxicological, preclinical and clinical test data); data, records and information derived from research, Preclinical Development and Clinical Development; regulatory submissions, adverse reactions, CMC/Process Development, analytical and quality control data, and marketing, pricing, distribution, cost, sales and manufacturing data or descriptions.

1.68 “Licensee” has the meaning contained in the preamble.

1.69 “Licensee Indemnitee” has the meaning contained in Section 11.1.

1.70 “Licensee Intellectual Property” means Licensee Patents and Licensee Know-How.

1.71 “Licensee Know-How” means Know-How within the Control of Licensee as of the Effective Date and Know-How that comes within the Control of Licensee during the Term. Notwithstanding anything herein to the contrary, Licensee Know-How shall exclude Licensee Patents.

1.72 “Licensee Patents” means any Patents within the Control of Licensee as of the Effective Date and at any time during the Term relating to the Product.

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1.73 “Losses” means any liabilities, damages, losses, costs or expenses (including attorneys’ and professional fees and other expenses of litigation and/or arbitration).

1.74 “Manufacture” or “Manufacturing” means all operations required to manufacture the Product, including, but not limited to, the filling and finishing, packaging, labeling, testing, release, handling and storage of the Product, or any step thereof, as the case may be.

1.75 “Marketing Plan” has the meaning contained in Section 4.1.10.

1.76 “MHLW” means the Japanese Ministry of Health, Labor and Welfare, including the agency responsible for regulating the Development, Manufacture and Commercialization of human pharmaceuticals in Japan, and any successor agency.

1.77 “Mitsui” means Mitsui Chemicals, Inc.

1.78 “MTAs” mean all materials transfer agreements existing and effective as of the Effective Date, which have been entered into by either Bayer or one of its Affiliates for the purpose of providing the Compound and/or Product to one or more researchers for the purpose of carrying out certain preclinical experiments with the Compound and/or Product within the Field, a list of which has been provided to Licensee, together with a summary description of the preclinical experiments conducted thereunder, prior to the Effective Date.

1.79 “NDA” means a New Drug Application filed with the FDA, as more fully defined in Title 21, Section 314.50, et. seq., of the U.S. Code of Federal Regulations, as such regulations may be amended from time-to-time.

1.80 “NDA Equivalent” means the equivalent of an NDA, but in a legal jurisdiction other than the U.S.

1.81 “Net Sales” means, with respect to the Product, the gross amount invoiced by Licensee or its Affiliates or Sublicensees for sales or other disposition of the Product in the Territory, less deductions for: (i) transportation charges, including insurance actually paid; (ii) sales and excise taxes and duties paid or allowed by a selling party and any other governmental charges imposed upon the production, inspection, use or sale of the Product; (iii) any distributors fees, rebates or allowances, quantity or cash discounts, chargebacks, or fees actually granted in the ordinary course of business; and (iv) allowances or credits to customers, not in excess of the selling price of the Product, on account of governmental requirements, rejection, outdating or return of the Product. For the purpose of calculating Net Sales, the Parties recognize that Licensee’s, its Affiliates’ or Sublicensees’, customers may include parties in the chain of commerce who enter into agreements with Licensee, its Affiliates or Sublicensees, as to price even though legal title to the Product does not pass directly from Licensee, its Affiliates or Sublicensees, to such customers, and even though payment for such Product is not made by such customers to Licensee, its Affiliates or Sublicensees, and that in such cases, chargebacks paid by Licensee, its Affiliates and Sublicensees, to or through a Third Party (such as a wholesaler) can

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be deducted from gross revenues in order to calculate Net Sales. Sales between Licensee and its Affiliates shall be excluded from the computation of Net Sales, except where such entities are end users, in which case Net Sales shall include sales between Licensee and its Affiliates; provided, however, that if said Affiliates are using such Product solely for research or clinical testing purposes, indigent or other public support programs, then such sales between Licensee and said Affiliates shall be excluded from the computation of Net Sales. Upon the sale or other disposal of the Product (other than in a bona fide arms length transaction exclusively for money) or upon any use of the Product for purposes which do not result in a disposal of the Product in consideration of sales revenue customary in the country of use, said sale, other disposal or use shall be deemed to constitute a sale at the relevant open market price in the country in which the sale, other disposal or use occurs, or, if that price is not ascertainable, a reasonable price assessed on an arms length basis for the goods or services provided in exchange of the supply; provided, however, that the disposal (but not sale) by Licensee, its Affiliates or Sublicensees of Product for promotional sampling (as is customary in the pharmaceutical industry in the applicable countries within the Territory) shall not be included in Net Sales.

1.82 “Non-Electing Party” has the meaning contained in Section 10.2.3.

1.83 “Non-Strategic Amendment” means an amendment to the Development Plan that is not a Strategic Amendment.

1.84 “Notice of Third Party Offer” has the meaning contained in Section 5.4.3.1.

1.85 “Notifying Party” has the meaning contained in Section 12.2.

1.86 “Partnering Right” means Licensee’s exercisable right, subject to the terms and conditions of this Agreement, including, without limitation, the conditions precedent described in Article V of this Agreement, to grant to a Third Party, by way of an assignment or sublicense, a portion, or all, of the license and rights granted to Licensee by Bayer under this Agreement. For the avoidance of doubt, it is agreed and understood by the Parties that Licensee shall not have the right to grant to any Third Party any portion, or all, of the licenses and rights granted to Licensee pursuant to Section 2.1 of this Agreement by means of any other conveyance.

1.87 “Partnering Right Notification” means the written notice Licensee is required to provide to Bayer, as a condition precedent to the exercise of the Partnering Right by Licensee, which informs Bayer of Licensee’s desire to exercise the Partnering Right and describes in reasonable detail, Licensee’s Preferred Partnering Deal Structure.

1.88 “Party” and “Parties” have the meaning contained in the preamble.

1.89 “Patent License Agreement” means the Patent License Agreement between Mitsui Chemicals, Inc. and Bayer AG, dated as of March 23, 2000, a true, correct and redacted copy of which is annexed hereto as Schedule 3.

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1.90 “Patents” means (i) any U.S. and foreign patent applications and patents; (ii) any national, regional and international patent applications claiming priority to or related to any U.S. and foreign patent applications and patents, including any divisional and continuation applications of the U.S. and foreign patent applications and patents and any continuation-in-part applications; (iii) any and all patents that have issued or will, in the future, issue from patent applications included in subclauses (i) and (ii) above; and (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including substitutions, reexaminations, revalidations, reissues, renewals, and extensions thereof.

1.91 “Pharmaceutical Company” means an entity that develops, manufactures, markets, distributes, imports, offers for sale or sells pharmaceutical products.

1.92 “Pharmaceutical Holding Company” means any person, corporation, firm, joint venture or other entity which, directly or indirectly, through one or more intermediates, controls, is controlled by or is under common control with a Pharmaceutical Company. As used in this definition, “control” means possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of the outstanding voting securities or by contract or otherwise.

1.93 “Phase I Clinical Trial” has the meaning contained in Title 21, Section 312.21(a) of the U.S. Code of Federal Regulations in the U.S., and analogous regulations in any legal jurisdiction other than the U.S.

1.94 “Phase II Clinical Trial” has the meaning contained in Title 21, Section 312.21(b) of the U.S. Code of Federal Regulations (except that such study may be uncontrolled) in the U.S., and analogous regulations in any legal jurisdiction other than the U.S.

1.95 “Phase III Clinical Trial” has the meaning contained in Title 21, Section 312.21(c) of the U.S. Code of Federal Regulations in the U.S., and analogous regulations in any legal jurisdiction other than the U.S.

1.96 “Phase IV Clinical Trial” has the meaning contained in Title 21, Section 312.85 of the U.S. Code of Federal Regulations in the U.S., and analogous regulations in any legal jurisdiction other than the U.S.

1.97 “Preclinical Development” means the conduct of studies of the Product, in vitro or in animals, to assess the pharmacokinetics and safety (i.e., toxicology, carcinogenicity and mutagenicity) of the Product.

1.98 “Preferred Partnering Deal Structure” means the type (e.g., purchase of Licensee’s business or assets, co-development/co-promotion, sublicense, etc.) and structure of the potential business transaction Licensee would prefer to pursue in the event Licensee desires to exercise the Partnering Right.

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1.99 “Preferred Third Party” means the Third Party who makes the Preferred Third Party Offer.

1.100 “Preferred Third Party Offer” has the meaning contained in Section 5.4.2.3.

1.101 “Product” means any pharmaceutical formulation containing the Compound as an active ingredient.

1.102 “Proposed Research Protocol” has the meaning contained in Section 4.2.3.

1.103 “Quality Assurance Agreement” means the Quality Assurance Agreement to be entered into by Licensee and Bayer simultaneously with the CMC Development, Manufacture and Supply Agreement defining responsibility and procedures for, among others: (i) product acceptance, batch record review and Product release (ii) non-conforming Product; (iii) record retention; (iv) change control; (v) inspections by Governmental Authorities, including pre-approval inspections; (vi) audits by Licensee; (vii) access to manufacturing facility by Licensee; (viii) Product packaging; (ix) batch failure; (x) re-work or re-processing; and (xi) stability testing.

1.104 “Regulatory Approval” means, with respect to each country in the Territory, any approval, product and/or establishment license, registration or authorization of the applicable Governmental Authority necessary for the Manufacture and/or Commercialization of the Product in such country, together with pricing or reimbursement approval in countries where governmental approval is required for pricing or for a Product to be reimbursed by national health insurance.

1.105 “Research” means all activities relating to investigation and/or experimentation aimed at the discovery of the safety, efficacy or use of the Compound and/or Product (other than the Clinical Development and Commercialization of the Product).

1.106 “Research Results” has the meaning contained in Section 4.2.3.

1.107 “ROFN Period” has the meaning contained in Section 5.4.1.1.

1.108 “Royalty Term” means, with respect to each country in the Territory, the period of time commencing on the date of First Commercial Sale of the Product in such country and continuing until the later of either: (i) the expiration of the last to expire Bayer Patent containing a Valid Claim in such country, or (ii) fifteen (15) years from the date of First Commercial Sale of the Product in such country.

1.109 “SEC” means the United States Securities and Exchange Commission, or any successor agency.

1.110 “Strategic Amendment” means an amendment to the Development Plan, which affects the overall strategy for the Development of the Product, such as, for example, changing or deleting Indications; changing endpoints; selecting or rejecting combination therapies; changing timelines; changing formulations; changing the number of patients to be enrolled in clinical

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studies; and changing the regulatory approach to the Development of the Product. A Strategic Amendment may be based on, among other things, review, requests and recommendations of the FDA or other Governmental Authorities.

1.111 “Sublicensee” shall mean a Third Party to whom Licensee has, subject to the terms and conditions of this Agreement, granted a license or sublicense to Develop and Commercialize the Product in the Territory for use in the Field.

1.112 “Substantially Better” means that, as determined by the Independent Auditor on the basis of the Guidelines, the valuation of the Preferred Third Party Offer is at least either *** or *** higher, whichever is greater, than the valuation of the Final Offer.

1.113 “Summary CMC Section” means the introductory portion of the CMC section of an NDA, as defined in Title 21, Section 314.50(d)(1) of the Code of Federal Regulations, and analogous regulations in any legal jurisdiction other than the U.S., in each case relating to the Compound and the Product.

1.114 “Term Sheet” shall have the meaning contained in Section 5.4.1.1.

1.115 “Territory” means all countries of the world.

1.116 “Third Party” means any entity other than Bayer or Licensee and their respective Affiliates.

1.117 “Third Party Offer” means solicited and unsolicited offers received by Licensee from Third Parties wishing to obtain a portion, or all, of the license and rights granted to Licensee by Bayer under this Agreement.

1.118 “Third Party Offer Period” shall have the meaning contained in Section 5.4.2.3.

1.119 “Trademarks” has the meaning contained in Section 10.6.

1.120 “Trial Notification” has the meaning contained in Section 4.4.

1.121 “Triggering Event” means the completion of the first Phase II Clinical Trial of the Product by Licensee for either of the Initial Two Indications and the receipt by Bayer of the validated results of said Phase II Clinical Trial according to the statistical analysis plan.

1.122 “U.S.” means the United States of America and its territories and commonwealths, including, without limitation, the Commonwealth of Puerto Rico.

1.123 “USD” means United States dollars.

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1.124 “Valid Claim” means a claim of any unexpired, issued patent that has not been withdrawn, canceled or disclaimed nor held to be invalid or unenforceable by a court or tribunal of competent jurisdiction in an unappealed or unappealable decision or, in the case of any patent application, that has not been finally rejected in an appealed or unappealable decision by the relevant patent office.

1.125 “Warrant Agreement” means the Warrant Agreement between Licensee and Bayer, effective as of the Effective Date.

1.126 “Warrants” has the meaning contained in the Warrant Agreement.

II.	LICENSES

2.1 License Grant to Licensee.

2.1.1 Development and Commercialization Licenses. Subject to the terms and conditions of this Agreement, Bayer agrees to grant and hereby grants to Licensee, together with the right to grant sublicenses, subject to Section 2.2:

2.1.1.1 an exclusive (except as otherwise provided in Section 2.5 below), worldwide license under the Bayer Intellectual Property to Develop (except for CMC/Process Development) the Product in the Territory for use in the Field; and

2.1.1.2 an exclusive (except as otherwise provided in Section 2.5 below), worldwide, royalty-bearing license under the Bayer Intellectual Property to Commercialize the Product in the Territory for use in the Field.

2.1.2 CMC/Process Development and Manufacturing Licenses. Immediately upon the transfer of responsibility for the CMC/Process Development and Manufacture of the Product to Licensee, as set forth in Section 4.3.2 below, and subject to the terms and conditions of this Agreement, Bayer agrees to grant and shall automatically grant to Licensee, together with the right to grant sublicenses subject to Section 2.2:

2.1.2.1 an exclusive (except as otherwise provided in Section 2.5 below), worldwide right and license under the Bayer Intellectual Property to carry out the CMC/Process Development of the Product in the Territory for use in the Field; and

2.1.2.2 a co-exclusive (except as otherwise provided in Section 2.5 below) license, solely with Mitsui, under the Bayer Intellectual Property to Manufacture or have Manufactured the Product in the Territory for use in the Field.

2.2 Sublicenses. Subject to the terms and conditions of this Agreement, Licensee shall have the right to sublicense rights under the licenses and rights granted to Licensee in Section 2.1 above upon the exercise of the Partnering Right; provided, however, that Licensee

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shall have the right to sublicense such license and rights only after the occurrence of the Triggering Event and, then, only in accordance with the terms and conditions set forth in Article V below. Each such sublicense shall be: (i) in writing; (ii) consistent with the terms and conditions of this Agreement; and (iii) subject to the prior written consent of Bayer, which consent shall not be unreasonably refused. Licensee shall be fully responsible for the performance and conduct of a Sublicensee’s applicable financial and other obligations under such a sublicense, including any breach of the terms hereof by such Sublicensee. Promptly after the execution of each such sublicense, Licensee shall provide to Bayer a true and complete copy of each such sublicense; provided, however, that Licensee may redact any financial or other information to the extent not applicable to Sublicensee’s compliance with this Agreement.

2.3 Reservation of Rights. Notwithstanding the licenses and rights granted to Licensee pursuant to Section 2.1 above, Bayer retains the right, under the Bayer Intellectual Property, to: (i) Develop, Manufacture and Commercialize the Product in the Territory for use outside the Field, subject to Section 2.6; (ii) carry out CMC/Process Development and related activities and to Manufacture or have Manufactured the Product for use in the Field, in accordance with the CMC Development, Manufacture and Supply Agreement; (iii) exercise its rights and comply with its obligations under the CRADA (until such time as the CRADA is assigned to Licensee in accordance with Section 4.2.5), EPITRON Contract, the Patent License Agreement and the MTAs; and (iv) conduct Research of the Compound and/or the Product for any purpose both within and outside the Field, subject to the requirements of Section 4.2.4. For the avoidance of doubt, any Research conducted by Bayer in connection with the EPITRON Contract shall not be subject to the requirements of Section 4.2.4.

2.4 Third Party In-License. The licenses and rights granted to Licensee under Section 2.1 above include sublicenses of Third-Party Know-How and Patents existing and licensed by Mitsui to Bayer pursuant to the Patent License Agreement. Any royalties payable to Third Parties pursuant to the Patent License Agreement shall be paid by Bayer. In addition, Bayer shall:

2.4.1 diligently fulfill all of its obligations under the Patent License Agreement, so as not to adversely affect the licenses and rights granted to Licensee under Section 2.1 above during the Term;

2.4.2 not amend the Patent License Agreement in any manner that adversely affects the licenses and rights granted to Licensee under Section 2.1 above during the Term;

2.4.3 not terminate the Patent License Agreement, as it relates to the Compound, without the prior written consent of Licensee; and

2.4.4 furnish to Licensee copies of all notices received by Bayer relating to alleged breaches or defaults by Bayer of its obligations under the Patent License Agreement within ten (10) Business Days of Bayer’s receipt thereof.

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2.5 MTA Inventions. The licenses and rights granted to Licensee under Section 2.1 above, include sublicenses to Third Party inventions made by researchers under the MTAs and licensed to Bayer or its Affiliates on a non-exclusive basis. Bayer agrees to promptly notify Licensee upon receipt of notice of any such inventions that fall within the scope of the Bayer Intellectual Property and to consult with Licensee on the desirability of obtaining an exclusive license to such inventions in the Field. Licensee shall have ten (10) Business Days from such consultation to inform Bayer whether or not it wishes Bayer to pursue an exclusive license to such inventions in the Field.

2.5.1 If Licensee informs Bayer that Licensee desires Bayer to obtain an exclusive license to such an invention in the Field within said ten (10) Business Day period and Bayer concurs with Licensee, then Bayer shall utilize Commercially Reasonable Efforts to obtain such an exclusive license in the Field and the Parties agree that any royalties payable to Third Parties pursuant to such an exclusive license will be shared by the Parties on a *** basis, in which case the sublicenses and rights granted to Licensee under Section 2.1 above with respect to the invention in the Field shall be exclusive (even as to Bayer). Bayer agrees to keep Licensee reasonably informed of the status and terms of the negotiations for such an exclusive license to the invention.

2.5.2 If Licensee informs Bayer that Licensee desires Bayer to obtain an exclusive license to such an invention in the Field within said ten (10) Business Day period, but Bayer does not concur with Licensee, then Bayer shall assign to Licensee its right to obtain such an exclusive license in the Field, or, if such right is not assignable, reasonably cooperate with Licensee, at Licensee’s expense, to negotiate the tern’s of such an exclusive license. Licensee agrees that, in either case, it shall be solely responsible for any royalties payable by Bayer to Third Parties pursuant to such an exclusive license in the Field, in which case the sublicenses and rights granted to Licensee under Section 2.1 above with respect to the invention in the Field shall be exclusive (even as to Bayer).

2.5.3 If Licensee does not inform Bayer that Licensee desires Bayer to obtain an exclusive license to such an invention in the Field, or informs Bayer that it does not wish Bayer to obtain an exclusive license to such an invention in the Field, within said ten (10) Business Day period, then Bayer shall be free to pursue, at its sole cost and discretion, an exclusive license to such an invention, in which case the sublicenses and rights granted to Licensee under Section 2.1 above with respect to the invention in the Field shall be co-exclusive (with Bayer and its Affiliates).

2.6 Right of First Negotiation. If at any time during the Term, Bayer desires to partner the Development and/or Commercialization of the Product in the Territory for use outside the Field, then Bayer shall first provide Licensee with written notice of its desire to do so, together with a summary of the structure of the potential business transaction desired by Bayer. Licensee shall have fifteen (15) days after receipt of such written notice to inform Bayer,

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in writing, that it wishes to enter into negotiations with Bayer to obtain such rights to the Product.

2.6.1 If Licensee informs Bayer that it wishes to enter into negotiations with Bayer to obtain such rights to the Product within said fifteen (15) day period, then the Parties shall, for a period not to exceed forty-five (45) days (or such other period of time as may be mutually agreed by the Parties), negotiate, in good faith, to reach an agreement on terms and conditions pursuant to which Bayer would be willing to grant such rights to the Product to Licensee. If the Parties cannot reach an agreement on such terms and conditions within this time period, Bayer shall then be free to negotiate the grant of such rights to the Product with Third Parties.

2.6.2 If Licensee does not inform Bayer that it wishes to enter into negotiations with Bayer to obtain such rights to the Product within said fifteen (15) day period, then Bayer would then be free to negotiate the grant of such rights to the Product to Third Parties.

2.7 No Further Rights. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license or rights are intended to be granted or created by implication, estoppel or otherwise.

III.	DEVELOPMENT COMMITTEE

3.1 Formation. Within thirty (30) days after the Effective Date, the Parties shall establish a committee (the “Development Committee”). The Development Committee shall consist of four (4) members, with Bayer and Licensee each appointing two (2) representatives. Each member of the Development Committee shall be, in the case of Bayer, an employee of Bayer or of one of its Affiliates, and, in the case of Licensee, an employee of Licensee or a consultant or advisor to Licensee. Each member of the Development Committee shall have the appropriate background, experience and expertise to contribute to the deliberations and decisions of the Development Committee. The Parties may rotate their respective representatives on the Development Committee to ensure that the Development Committee is comprised, at all times, of members who have the appropriate background, experience and expertise to contribute to the deliberations and decisions of the Development Committee. In addition, any member of the Development Committee may designate a substitute member to attend any meeting of the Development Committee in such member’s place and stead. Each Party may also, in its reasonable discretion and with reasonable advanced notice to the other Party, invite non-member representatives of such Party to attend Development Committee meetings, as appropriate, to provide input with respect to matters on the agenda. One of the Bayer members of the Development Committee, chosen at the sole discretion of Bayer, along with one of the Licensee members of the Development Committee, chosen at the sole discretion of Licensee, shall serve as co-chairs of the Development Committee.

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3.2 Functions. The Development Committee shall function as a forum for the Parties to inform and consult with one another concerning the progress of, and changes to, the Development of the Product. The Development Committee shall receive written reports and information on a regular basis, but not less than quarterly, from Licensee with regard to activities undertaken and results achieved by Licensee in connection with the Development of the Product. Said written reports shall be complete and accurate and, where appropriate, will contain raw data from the Clinical Development of the Product carried out by or on behalf of Licensee. The Development Committee will also be responsible for: (i) considering and advising on aspects of the Development of the Product insofar as it relates to progress in meeting Development goals; (ii) advising on obstacles to successful Development of the Product; (iii) identifying potential additional Indications for Development by Licensee; (iv) reviewing and commenting on Research Bayer proposes to undertake pursuant to Section 2.3, as more fully described in Section 4.2.4; (v) facilitating the coordination of the Clinical Development and CMC/Process Development activities of the Parties; and (vi) acting as a forum for Licensee to keep Bayer informed of Licensee’s progress in the Development of the Product. The Development Committee shall also be responsible for reviewing and approving Strategic Amendments to the Development Plan, as more fully set forth in Section 3.3 below.

3.3 Development Plan; Amendments.

3.3.1 Initial Development Plan. The initial Development Plan has been prepared and approved by the Parties and reflects the Development activities of Licensee anticipated at the Effective Date in order to establish proof of concept of the Product in the Initial Two Indications. Licensee agrees to update the Development Plan, as set forth below, to reflect all additional Development activities (with corresponding timelines) to be undertaken by Licensee in connection with the Development of the Product.

3.3.2 Strategic Amendments. Each Party shall have one (1) vote on any proposed Strategic Amendment to the Development Plan submitted by Licensee to the Development Committee. It is agreed and understood that the overall Development strategy set forth in the Development Plan shall not be amended except by unanimous decision of the Development Committee. Whenever Licensee determines that a Strategic Amendment to the Development Plan is required, Licensee shall submit such proposed Strategic Amendment, in writing, to the Development Committee for the Development Committee’s expedited review. The Development Committee shall hold a meeting within fifteen (15) Business Days after receipt of the proposed Strategic Amendment to review, modify (if applicable) and vote on the proposed Strategic Amendment.

3.3.2.1 If the Development Committee reaches a unanimous decision on the proposed Strategic Amendment, the Development Committee shall notify Licensee, in writing, of the approval of the proposed Strategic Amendment. Licensee shall thereafter promptly amend the Development Plan to incorporate the Strategic Amendment and promptly provide a copy of the revised Development Plan to Bayer and the Development Committee.

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3.3.2.2 If the Development Committee cannot reach a unanimous decision on the proposed Strategic Amendment, then, within fifteen (15) Business Days thereafter, Bayer shall provide Licensee with written notice of the objections raised by Bayer to the proposed Strategic Amendment together with Bayer’s counter-proposal(s) to the proposed Strategic Amendment. Not later than five (5) Business Days after Licensee’s receipt of Bayer’s counter-proposal(s), the Development Committee (together with up to three (3) non-member representatives each Party deems necessary to provide input with respect to the proposed Strategic Amendment; provided, however, that each such non-member representative has the necessary experience and expertise to address the matters contained within the proposed Strategic Amendment and Bayer’s counter-proposal(s) thereto) shall meet to resolve the dispute. If the Development Committee is unable to reach a unanimous decision on a proposed Strategic Amendment at such meeting (or within such other time frame as may be mutually agreed), then either Party shall have the right to submit the disputed matter to expedited arbitration, in accordance with the dispute resolution procedure set forth in Schedule 7 of this Agreement.

3.3.3 Non-Strategic Amendments. Licensee shall have the right to make any Non-Strategic Amendment to the Development Plan. In Licensee’s quarterly reports to the Development Committee pursuant to Section 4.1.1.8, Licensee shall include a summary of all Non-Strategic Amendments made to the Development Plan and shall provide a copy of the revised Development Plan incorporating such Non-Strategic Amendments to the Development Committee together with such quarterly report.

3.4 Meetings. Development Committee meetings shall be held quarterly, either in person or by means of telecommunication or video conference, and may be called by either Party with not less than thirty (30) Business Days notice to the other, unless such notice is waived. At least one (1) Development Committee meeting per year shall be held in person and the location of such in person meeting shall alternate between the offices of Bayer and Licensee, unless otherwise agreed by the Parties, with the first such in-house meeting to be held at the offices of Bayer. In addition to the quarterly meetings, the Development Committee may be convened, polled or consulted from time-to-time by means of telecommunication or correspondence. Members of the Development Committee may send notices and other communications to the other members (including ad hoc participants) of the Development Committee via facsimile and other electronic communication methods. Each Party will disclose to the other proposed agenda items reasonably in advance of each meeting of the Development Committee. Each Party shall bear its own costs for its members’ attendance and participation in the Development Committee meetings.

3.5 Limitation on Authority. Notwithstanding the creation of the Development Committee, each Party to this Agreement shall retain the rights, powers and discretions granted to it hereunder, and the Development Committee shall not be delegated or vested with any such rights, powers or discretion unless such delegation or vesting is expressly provided for herein or the Parties expressly so agree in writing. For the avoidance of doubt, the Development

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Committee shall not have the power to declare a Party in breach of its obligations under this Agreement.

3.6 Dissolution. In the event that Licensee exercises the Partnering Right, pursuant to Article V below, either Party shall have the right (but not the obligation) to dissolve the Development Committee, upon fifteen (15) days’ advance written notice to the other Party. Otherwise, the Development Committee shall automatically dissolve upon completion of all activities set forth in the Development Plan.

3.7 Minutes. Licensee shall designate a member of the Development Committee to act as secretary for each Development Committee meeting prior to its commencement. Minutes for each of the Development Committee meetings shall be drafted by the secretary of the meeting and sent to the chairpersons of the Development Committee for comment promptly after each such meeting (but in no event more than twenty (20) days thereafter). All actions noted in the minutes are to be reviewed and approved by the Parties at the subsequent meeting of the Development Committee; provided, however, that if the Parties cannot agree as to the content of the minutes, such minutes will be finalized to reflect such disagreement.

IV.	DEVELOPMENT AND COMMERCIALIZATION OBLIGATIONS; DILIGENCE.

4.1 Obligations of Licensee. Licensee shall have full responsibility, at its sole cost and expense, for the Development, Manufacture and Commercialization of the Product, including, without limitation, obtaining all Regulatory Approvals as may be necessary for the commercial sale of the Product in the Territory for use in the Field; except to the extent that the responsibility for doing so, as specifically set forth in Sections 4.2 and 4.3 of this Agreement and in the CMC Development, Manufacture and Supply Agreement, belongs to Bayer.

4.1.1 Diligence. Licensee agrees to use Commercially Reasonable Efforts to diligently Develop, Manufacture and Commercialize the Product in the Territory for use in the Field for all commercially reasonable Indications, including without limitation, the Initial Two Indications; except to the extent that the responsibility for doing so, as specifically set forth in Sections 4.2 and 4.3 of this Agreement and in the CMC Development, Manufacture and Supply Agreement, belongs to Bayer. Without limiting the foregoing, Licensee shall:

4.1.1.1 use Commercially Reasonable Efforts to diligently carry out its respective obligations and activities specified in the Development Plan including, without limitation, adhering to the timelines set forth therein;

4.1.1.2 prepare and file with the applicable Governmental Authorities those regulatory filings deemed necessary or desirable by Licensee to undertake Development activities including, without limitation, all INDs and IND Equivalents, in the Territory;

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4.1.1.3 conduct all Preclinical Development and Clinical Development in good scientific manner, and in compliance in all material respects with all requirements of Applicable Laws to achieve the objectives of this Agreement efficiently and expeditiously;

4.1.1.4 maintain records, in sufficient detail and in good scientific manner, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in connection with its Development efforts in the form required under all Applicable Laws;

4.1.1.5 use Commercially Reasonable Efforts to prepare and file those NDAs and NDA Equivalents and other regulatory filings deemed necessary or desirable by Licensee with the appropriate Governmental Authorities in the Territory and obtain all Regulatory Approvals that Licensee deems necessary or desirable to Commercialize the Product in the Territory for use in the Field;

4.1.1.6 own all INDs, IND Equivalents, NDAs and NDA Equivalents submitted for the Product in the Territory for use in the Field, together with all Regulatory Approvals and other regulatory filings and approvals for the Product in Territory for use in the Field;

4.1.1.7 be solely responsible for all activities in connection with the Regulatory Approvals for the Product in the Territory for use in the Field, including, without limitation, communicating with, and preparing and filing all reports (including, without limitation, adverse event reports) with the Governmental Authorities in the Territory;

4.1.1.8 submit to the Development Committee (or, upon dissolution of the Development Committee, to Bayer), on a quarterly basis, a reasonably detailed written report describing the status of the Development of the Product and summarizing all Non-Strategic Amendments made to the Development Plan, together with a copy of the Development Plan, as set forth in Sections 3.2 and 3.3.3 above;

4.1.1.9 not later than the commencement of Phase III Clinical Trials, prepare overview-marketing plans for the Product, which shall include plans related to the pre-launch, launch, marketing, promotion and sale of the Product for use in the Field and which shall include forecasts for the number of sales representatives, and a reasonably descriptive overview of the marketing campaigns proposed to be conducted (the “Marketing Plans”) Licensee shall provide copies of the Marketing Plans to Bayer as soon as practicable after preparation and as frequently as may be required based upon Licensee’s, its Affiliates’ or Sublicensees’, usual marketing campaign cycles, but in no case less than once each calendar year;

4.1.1.10 use Commercially Reasonable Efforts to perform pre-commercialization analysis, planning, market preparation, and related marketing activities for all countries in the Territory;

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4.1.1.11 within thirty (30) Business Days after the end of each calendar year after the commencement of Phase III Clinical Trials for each Indication for which the Product is in Development, furnish Bayer with reasonably detailed summary written reports on all activities conducted by Licensee to Commercialize the Product for use in the Field during such calendar year; and

4.1.1.12 maintain records, in sufficient detail, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in connection with the Commercialization of the Product in the Territory for use in the Field in the form required under all Applicable Laws.

4.1.2 Contractors and Consultants. With respect to the Development by Licensee of the Product in the Territory for use in the Field, Licensee shall have the right to engage Third Party contractors and consultants to conduct applicable services on its behalf; provided, however, that such Third Parties shall be obligated, in writing, to comply with the confidentiality and other terms and conditions of this Agreement which by their nature govern Licensee’s rights and obligations associated with the Development of the Product. Licensee agrees that it shall remain primarily liable for such Third Party contractors’ and consultants’ compliance with the terms and conditions of this Agreement. For the avoidance of doubt, this Section 4.1.2 shall not be deemed to govern Licensee’s right to grant sublicenses under the licenses and rights granted to Licensee under Section 2.1 of this Agreement, as such rights are governed by, and subject to, Section 2.2 above.

4.2 Obligations of Bayer.

4.2.1 Drug Master File. Bayer shall be solely responsible for filing and maintaining the DMFs for the Product and the DMFs shall be in the name of and be owned by Bayer. Bayer shall bear the cost of filing and maintaining the DMFs in the *** (the “DMF Territories”). All costs incurred by Bayer arising out of or related to the filing and maintenance of DMFs outside of the DMF Territories shall be reimbursed to Bayer by Syndax on a time and material basis. Bayer shall invoice Syndax for said costs and Syndax will remit payment therefor to Bayer within thirty (30) days of receipt of such invoice. As soon as practicable after filing of a DMF, and in any case not more than sixty (60) days thereafter, Bayer shall, upon written request from Licensee, grant all applicable Governmental Authorities including, without limitation, ***, the right to cross-reference the DMF for the Product on behalf of Licensee, as required for the Development and Commercialization of the Product in the Territory for use in the Field. Bayer shall retain sole responsibility and ownership of the DMFs even after the transfer of responsibility for the CMC/Process Development and Manufacture of the Product to Licensee, as set forth in Section 4.3.2 below; provided, however, that Bayer shall have the right (but not the obligation), at any time thereafter, to assign and transfer sole responsibility and ownership of the DMFs to Licensee upon twenty (20) days notice to Licensee.

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4.2.2 Data Transfer. Promptly after the Effective Date and, in any case, within ninety (90) days thereof; Bayer shall: (1) transfer to Licensee ownership of all IND and IND Equivalents in the Territory covering the Product for use in the Field, along with all related regulatory correspondence and filings; (2) provide to Licensee copies of all preclinical and clinical study reports of the Product that are relevant for the Development and Commercialization of the Product in the Field, including, without limitation, appendices and statements on quality assurance and compliance with GLP, if applicable, in the possession of Bayer or its Affiliates as of the Effective Date, or which come into the possession and Control of Bayer or its Affiliates during the Term, and which Bayer or its Affiliates are free to transfer to a third party; and (3) make available to Licensee Bayer Know-How, regulatory filings and regulatory communications associated with any NDAs or NDA Equivalents. Such data transfer shall include, but not be limited to, the information and data set forth in the “Summary of Information Transfer” document annexed hereto as Schedule 5. Where English-language documents or summaries exist, such materials will be provided to Licensee. Related documents in any language other than English will also be provided to Licensee and the translation of such documents from such other language into English will be handled by Licensee, at its sole cost and expense. Where new documents or summaries can be produced in either language by Bayer or its Affiliates such documents shall be produced in English. Notwithstanding the foregoing, data and documentation associated with any IND, IND Equivalents, NDAs or NDA Equivalents relating to the CMC/Process Development and Manufacture of the Compound and the Product shall be excluded from such data transfer and shall not be transferred or made available to Licensee until such time as Bayer transfers responsibility for CMC/Process Development and Manufacture of the Product to Licensee, as set forth in Section 4.3.2 below. Bayer agrees to transfer the information and data contained in the “Summary of Information Transfer” document annexed hereto as Schedule 5 to Licensee at no cost to Licensee, except for out-of-pocket expenses incurred by Bayer. Licensee agrees to reimburse to Bayer all costs together with out-of-pocket expenses incurred by Bayer in transferring any and all other information and data to Licensee pursuant to this Section 4.2.2.

4.2.3 Summary CMC Section. To the extent required, Bayer shall either: (i) be responsible for the preparation and delivery to Licensee of the Summary CMC Section in electronic and hard copy form and the latter in format suitable for inclusion in an NDA or NDA Equivalent in accordance with Applicable Laws and as the Parties may mutually agree; or (ii) provide Licensee with all data and information (including, without limitation, all Information) required to complete the Summary CMC Section in accordance with Applicable Laws. Licensee shall provide Bayer, as soon as practicable, with a copy of any comments received by Licensee from a Governmental Authority relating to the Summary CMC Section and Bayer shall provide or, at Licensee’s request, cooperate with Licensee to provide, a response to such comments as soon as practicable. In the event that there is a deficiency in the Summary CMC Section attributable to Bayer (including as a result of any deficiency in or changes required to be made to the DMF), then Bayer shall be responsible for correcting such deficiency, at Bayer’s expense, and shall use Commercially Reasonable Efforts to do so as soon as practicable.

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4.2.4 Research Notification.

4.2.4.1 Research Within the Field. In the event Bayer intends to undertake any Research with respect to the Compound or the Product within the Field, as set forth in Section 2.3, and such Research could have implications in the Field including, without limitation, an impact on Licensee’s regulatory filings within the Field, Bayer shall first submit the proposed Research protocol, in writing, to the Development Committee, together with such other information as may be reasonably required by the Development Committee to evaluate the potential impact of the proposed Research on Licensee’s Development efforts within the Field (the “Proposed Research Protocol”), for the Development Committee’s expedited review.

(a) The Development Committee shall hold a meeting within fifteen (15) Business Days from receipt of the Proposed Research Protocol to review and propose reasonable recommendations, changes or modifications to the Proposed Research Protocol including, without limitation, requiring the performance of such Research be conducted pursuant to a separate IND to be held by Bayer.

(i) If the Development Committee reaches a unanimous decision on reasonable recommendations, changes or modifications to the Proposed Research Protocol within said fifteen (15) Business Day period, the Development Committee shall notify Bayer, in writing, and Bayer agrees to abide by such recommendations, changes or modifications.

(ii) If the Development Committee cannot reach a unanimous decision on reasonable recommendations, changes or modifications to the Proposed Research Protocol, then Licensee shall have ten (10) Business Days to provide Bayer with written notice of the objections raised by Licensee to the Proposed Research Protocol together with Licensee’s reasonable recommendations, changes or modifications to the Proposed Research Protocol, in writing, and Bayer agrees to abide by such recommendations, changes or modifications.

(b) The results of all Research within the Field (the “Research Results”) having implications within the Field shall be shared with Licensee through submission by Bayer of quarterly reports to the Development Committee. Notwithstanding the licenses and rights granted to Licensee under Section 2.1, Bayer shall retain all of its right, title and interest to said Research Results and nothing contained in this Agreement shall be construed to convey any rights or proprietary interest in such Research Results to Licensee. All Information disclosed to Licensee regarding such Research shall be subject to the confidentiality obligations contained in Article VIII, and any publication of such Research Results shall be subject to Section 8.5.

4.2.4.2 Research Outside the Field. In the event Bayer intends to undertake any Research with respect to the Compound or the Product outside of the Field, as set

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forth in Section 2.3, and such Research could have implications in the Field including, without limitation, an impact on Licensee’s regulatory filings within the Field, Bayer shall first submit the Proposed Research Protocol to Licensee. Licensee shall have fifteen (15) Business Days from receipt of the Proposed Research Protocol to review and propose reasonable recommendations, changes or modifications to the Proposed Research Protocol. If Bayer receives such recommendations, changes or modifications within said fifteen (15) Business Day period, then Bayer agrees to take such recommendations, changes or modifications under consideration, but the decision as to whether or not to adopt such recommendations, changes or modifications shall be at Bayer’s sole discretion. All Information disclosed to Licensee regarding such Research shall be subject to the confidentiality obligations contained in Article VIII.

4.2.5 CRADA Transfer. Within thirty (30) days after the Effective Date, or as soon as practicable thereafter, the Parties shall, subject to the prior written consent of the National Cancer Institute, either: (i) effectuate the transfer and assignment of the CRADA from Bayer to Licensee, in which case Licensee shall assume all of Bayer’s rights, commitments and obligations thereunder; or (ii) Licensee shall execute a new cooperative research and development agreement for the Product with the National Cancer Institute and Bayer and the National Cancer Institute shall simultaneously terminate the CRADA; in either case Licensee shall assume and be responsible for any commitments made by Bayer prior to the Effective Date to provide clinical trial supplies.

4.3 CMC/Process Development and Manufacture of the Product.

4.3.1 CMC/Development, Manufacture and Supply Agreement. Within sixty (60) days after the Effective Date, or as soon as practicable thereafter, the Parties shall enter into a separate written agreement describing the rights and obligations of the Parties with respect to the CMC/Process Development, and Manufacture and supply of all Licensee’s, its Affiliates’ and Sublicensees’ requirements of clinical or commercial supply of the Product by Bayer (the “CMC/Development, Manufacture and Supply Agreement”). Such CMC/Development, Manufacture and Supply Agreement shall, amongst other things, provide that Bayer shall: (i) use Commercially Reasonable Efforts to perform certain CMC/Process Development activities; and (ii) supply all of Licensee’s, its Affiliates’ and Sublicensees’ clinical and commercial requirements of the Product. The CMC/Development, Manufacture and Supply Agreement shall be substantially based upon the terms and conditions outlined in Schedule 6 of this Agreement, and on such other terms and conditions as may be agreed to by the Parties.

4.3.2 Transfer of CMC/Process Development and Manufacture Responsibilities. If, at any time during the term of this Agreement, Bayer’s CMC/Process Development and Manufacture and supply obligations terminate because either: (i) Bayer terminates the CMC/Development, Manufacture and Supply Agreement, without cause, at any time after the occurrence of the Triggering Event; (ii) Licensee terminates the CMC/Development, Manufacture and Supply Agreement for cause; or (iii) Licensee terminates the

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CMC/Development, Manufacture and Supply Agreement upon the insolvency of Bayer, in each case in accordance with the applicable terms and conditions of the CMC/Development, Manufacture and Supply Agreement, then full responsibility for the CMC/Process Development and Manufacture of the Product in the Territory for use in the Field shall be automatically transferred to Licensee. Immediately upon such transfer, Licensee agrees to use Commercially Reasonable Efforts to diligently carry out the CMC/Process Development and Manufacture of the Product in the Territory for use in the Field for all commercially reasonable Indications, including without limitation, the Initial Two Indications.

4.4 Development Diligence Disputes. In the event that one Party believes that the other Party has failed to diligently carry out any of its respective Development obligations under this Agreement, said Party agrees to notify the other Party in writing of such alleged failure. Both Parties agree to meet, within thirty (30) days after delivery of such written notice, to discuss and attempt to resolve, in good faith, any disputes or disagreements arising out of such alleged failure before invoking any other right or remedy available to it under this Agreement.

4.5 Pharmacovigilance and Safety Data Exchange. In the event that Bayer intends to commence clinical trials using the Compound or the Product, at any time during the Term of this Agreement, Bayer shall notify Licensee at least ninety (90) days prior to commencing such trials (the “Trial Notification”). In such event, each Party agrees to exchange, in a timely manner, all information that relates to the safety of the Product, including, without limitation, all adverse drug reactions. Within ninety (90) days of delivery of the Trial Notification by Bayer, the Parties shall enter into a written pharmacovigilance agreement (the “PV Agreement”), which shall set forth rules and procedures concerning pharmacovigilance issues. The PV Agreement will govern the investigation of adverse experience reports and action to be taken with regards to Product-related adverse experience reports, such that each of the Parties can comply with its legal and regulatory obligations worldwide. The parties further agree that the PV Agreement will be promptly amended as changes in legal and regulatory obligations require or as otherwise agreed by the Parties.

4.6 Compliance with Standards. Licensee agrees to perform all of its obligations under this Agreement with respect to the Development, Manufacture (to the extent applicable) and Commercialization of the Product in accordance with Applicable Laws.

V.	LICENSEE’S PARTNERING RIGHT

5.1 Generally. Licensee shall have the right, at any time after the occurrence of the Triggering Event, to exercise the Partnering Right; provided, however, that, as conditions precedent to the exercise of the Partnering Right, Licensee shall first provide to Bayer the Partnering Right Notification and grant to Bayer the exclusive right to undergo the First Offer Right Procedure described in Section 5.4 below. For the avoidance of doubt, Licensee shall not have the right to exercise the Partnering Right unless and until: (i) Bayer elects not to undergo the First Offer Right Procedure, as set forth in Section 5.3.2 below; or (ii) Bayer elects to

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undergo the First Offer Right Procedure and the First Offer Right Procedure is deemed terminated, as set forth in Sections 5.4.4.1 and 5.4.6.1 below.

5.2 Partnering Right Notification. In the event that Licensee wishes to exercise the Partnering Right, Licensee shall first provide to Bayer the Partnering Right Notification. The exclusive right to undergo the First Offer Right Procedure described in Section 5.4 below shall be deemed granted by Licensee to Bayer upon delivery of the Partnering Right Notification to Bayer.

5.3 First Offer Right Procedure Election. Within *** of delivery of the Partnering Right Notification by Licensee, Bayer shall have to elect whether or not to undergo the First Offer Right Procedure.

5.3.1 Election to Undergo First Offer Right Procedure. If Bayer elects to undergo the First Offer Right Procedure, then Bayer shall provide Licensee with written notice of its election to do so within such *** period (the “Election Notification”) and the Parties shall then be obligated to undergo the First Offer Right Procedure set forth in Section 5.4 below.

5.3.2 Election Not to Undergo First Offer Right Procedure. If Bayer either: (i) does not deliver the Election Notification to Licensee within the *** notice period; or (ii) elects not to undergo the First Offer Right Procedure; then, in each case, the conditions precedent to the exercise of the Partnering Right shall be deemed satisfied and Licensee shall have the right (but not the obligation), at any time thereafter, to exercise the Partnering Right, subject to the other terms and conditions of this Agreement.

5.4 First Offer Right Procedure.

5.4.1 Step One: Exclusive Negotiation. For a period of *** after Licensee’s receipt of the Election Notification from Bayer, or such other time frame as may be mutually agreed to by the Parties (the “ROFN Period”), Licensee shall be obligated to negotiate exclusively with Bayer, and both Parties shall negotiate in good faith, to conclude a term sheet for a potential business transaction between the Parties on the basis of the Preferred Deal Structure (a “Term Sheet”).

5.4.1.1 If the Parties conclude the Term Sheet prior to the expiration of the ROFN Period, then, upon conclusion of the Term Sheet, the First Offer Right Procedure shall automatically expire and the Parties shall be obligated to conclude a definitive written agreement on the basis of the terms and conditions set forth in the Term Sheet. The Parties shall further be obligated to utilize Commercial Reasonable Efforts to conclude such definitive written agreement within *** after the conclusion of the Term Sheet.

5.4.1.2 the Parties are unable to conclude a Term Sheet prior to the expiration of the ROFN Period, then the First Offer Right Procedure shall continue to “Step Two: Initial Offer Decision”, as set forth in Section 5.4.2 below.

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5.4.2 Step Two: Initial Offer Decision. Immediately after expiration of the ROFN Period, Licensee shall notify Bayer in writing whether Licensee accepts or rejects the terms and conditions last offered by Bayer to Licensee during the ROFN Period (the “Initial Offer”).

5.4.2.1 If Licensee accepts the Initial Offer, then the First Offer Right Procedure shall automatically expire and the Parties shall be obligated to conclude a written agreement on the basis of the terms and conditions set forth in the Initial Offer. The Parties shall further be obligated to utilize Commercially Reasonable Efforts to diligently conclude such a written agreement within *** of delivery to Bayer of Licensee’s written notification accepting the Initial Offer.

5.4.2.2 If Licensee rejects the Initial Offer and decides not to proceed with the Partnering Right, then Licensee shall deliver written notice thereof to Bayer. Upon delivery of such written notice by Licensee, the First Offer Right Procedure shall expire and Licensee shall thereafter be precluded from exercising the Partnering Right, unless Licensee re-satisfies the conditions precedent to the exercise of the Partnering Right set forth in Section 5.1 above.

5.4.2.3 If Licensee rejects the Initial Offer and decides to proceed with the Partnering Right, then Licensee shall deliver written notice thereof to Bayer and the First Offer Right Procedure shall continue to “Step Three: Solicitation of Third Party Offers”, as set forth in Section 5.4.3 below.

5.4.3 Step Three: Solicitation of Third Party Offers. Licensee shall have the right, but not the obligation, for a period of *** after receipt by Bayer of Licensee’s written notification rejecting the Initial Offer (the “Third Party Offer Period”), to solicit and receive Third Party Offers (and to complete any due diligence to be conducted by the applicable Third Parties). The Parties agree that prior to the expiration of the Third Party Offer Period, or within such other period of time as may be mutually agreed by the Parties, the Parties shall select, by mutual agreement, an Independent Auditor to carry out the Independent Audit set forth in Section 5.4.6 below. No later than *** after the expiration of the Third Party Offer Period, Licensee shall determine whether or not it desires to exercise the Partnering Right with respect to a particular Third Party Offer (the “Preferred Third Party Offer”).

5.4.3.1 If Licensee desires to exercise the Partnering Right with respect to the Preferred Third Party Offer, then Licensee shall, within such *** period after expiration of the Third Party Offer Period, notify Bayer, in writing, of such desire (the “Notice of Third Party Offer”) and enclose the Preferred Third Party Offer (except for the financial consideration to be paid by the Third Party thereunder) with the Notice of Third Party Offer. Concurrently with the delivery of the Notice of Third Party Offer and disclosure of the Preferred Third Party Offer to Bayer, Licensee shall disclose the Preferred Third Party Offer (including the financial consideration to be paid by the Third Party thereunder) to the Independent Auditor

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(who shall be instructed not to review the Preferred Third Party Offer until, if ever, it receives written instruction to do so pursuant to Section 5.4.6). Upon delivery of the Notice of Third Party Offer to Bayer, Licensee shall be deemed to have granted to Bayer, and Bayer shall have the right to exercise, an exclusive right to make Licensee a Final Offer, and the First Offer Right Procedure shall continue to “Step Four: Final Offer by Bayer”, as set forth in Section 5.4.4 below.

5.4.3.2 If Licensee determines that it does not desire to proceed with the exercise of the Partnering Right, or in any case fails to provide Bayer with the Notice of Third Party Offer within *** after expiration of the Third Party Offer Period, then the First Offer Right Procedure shall automatically expire and Licensee shall thereafter be precluded from exercising the Partnering Right, unless Licensee re-satisfies the conditions precedent to the exercise of the Partnering Right set forth in Section 5.1 above.

5.4.4 Step Four: Final Offer by Bayer. Upon receipt by Bayer of a Notice of Third Party Offer from Licensee, Bayer shall have the exclusive right (but not the obligation) to offer to Licensee terms and conditions for a business transaction with Licensee that are substantially based on the structure of the business transaction contemplated by the Preferred Third Party Offer (the “Final Offer”). Bayer shall have *** from the date of receipt of the Notice of Third Party Offer to provide Licensee with the Final Offer (the “Final Offer Period”).

5.4.4.1 If Bayer does not provide Licensee with a Final Offer within the Final Offer Period, then the First Offer Right Procedure shall be deemed terminated and Licensee shall have the right (but not the obligation), at any time thereafter, to exercise the Partnering Right, subject to the other terms and conditions of this Agreement; provided, however, that any business transaction Licensee concludes pursuant to said exercise of the Partnering Right must be based on the structure of the business transaction contemplated in the Preferred Third Party Offer.

5.4.4.2 If Bayer provides Licensee with a Final Offer within the Final Offer Period, then the First Offer Right Procedure shall continue to “Step Five: Final Offer Decision”, as set forth in Section 5.4.5 below. Concurrently with the provision of the Final Offer to Licensee, Bayer shall provide the Final Offer to the Independent Auditor (who shall be instructed not to review the Preferred Third Party Offer until, if ever, it receives written instruction to do so pursuant to Section 5.4.6).

5.4.5 Step Five: Final Offer Decision. Licensee shall have *** from the date of receipt of the Final Offer from Bayer to notify Bayer whether Licensee accepts or rejects the Final Offer.

5.4.5.1 If Licensee accepts the Final Offer, then Licensee shall notify Bayer in writing of Licensee’s acceptance of the Final Offer. The First Offer Right Procedure shall automatically expire upon delivery of such written notice by Licensee and the Parties shall

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thereafter be obligated to conclude a definitive written agreement on the basis of the terms and conditions set forth in the Final Offer. The Parties shall further be obligated to utilize Commercially Reasonable Efforts to diligently conclude such a written agreement within *** after delivery to Bayer of Licensee’s written notification accepting the Final Offer.

5.4.5.2 Licensee shall only have the right to reject the Final Offer on the grounds that the Preferred Third Party Offer is Substantially Better than the Final Offer. If Licensee rejects the Final Offer on this basis, then Licensee shall notify Bayer of its rejection of the Final Offer in writing and the First Offer Right Procedure shall continue to “Step Six: Independent Audit”, as set forth in Section 5.4.6 below.

5.4.6 Step Six: Independent Audit. The Independent Auditor shall be instructed by the Parties, in writing, to conduct an audit of the Preferred Third Party Offer and Final Offer to determine, on the basis of the Guidelines, whether or not the Preferred Third Party Offer is Substantially Better than the Final Offer (the “Independent Audit”). The Independent Auditor shall have *** from the date of receipt of the written instruction to conduct the Independent Audit to complete the Independent Audit and to provide its determination to both Parties concurrently in writing. The Independent Auditor’s determination shall be final and binding on the Parties, unless such a determination involves alleged fraud, breach of this Agreement, or the construction or interpretation of any of the terms or conditions of this Agreement. All fees and expenses of the Independent Auditor, including any Third Party support staff or other costs incurred by the Independent Auditor with respect to the Independent Audit, shall be borne equally by the Parties, unless the Independent Auditor determines that the Preferred Third Party Offer was not Substantially Better than the Final Offer, in which case all fees and expenses of the Independent Auditor shall be borne solely by Licensee.

5.4.6.1 If the Independent Auditor’s determination concludes, based on the Guidelines, that the Preferred Third Party Offer is Substantially Better than the Final Offer, then the First Offer Right Procedure shall be deemed terminated and Licensee shall have the right (but not the obligation), at any time thereafter, to exercise the Partnering Right, subject to the other terms and conditions of this Agreement; provided, however, that any business transaction Licensee concludes pursuant to said exercise of the Partnering Right must be substantially based on the terms and conditions contained in the Preferred Third Party Offer.

5.4.6.2 If the Independent Auditor’s determination concludes, based on the Guidelines, that the Preferred Third Party Offer is not Substantially Better than the Final Offer, then the First Offer Right Procedure shall automatically expire upon delivery of such determination by the Independent Auditor and the Parties shall be obligated to conclude a definitive written agreement on the basis of the terms and conditions set forth in the Final Offer. The Parties shall further be obligated to utilize Commercially Reasonable Efforts to diligently conclude such a written agreement within *** after receipt of the Independent Auditor’s determination.

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VI.	CONSIDERATION

6.1 Warrants. In partial consideration of the license and rights granted to it by Bayer under this Agreement, Licensee shall, subject to the terms and conditions of the Warrant Agreement, issue and deliver to Bayer Warrants to purchase, at the Exercise Price, such number of fully paid and nonassessable shares of Common Stock as is equal to one and three quarters percent (1.75%) of the shares of Common Stock outstanding on a Fully Diluted Basis.

6.2 Initial License Fee. In partial consideration of the license and rights granted to it by Bayer under this Agreement and in recognition of the research and development efforts undertaken by Bayer prior to the Effective Date, Licensee shall pay to Bayer, within *** from the Effective Date, an initial license fee of Two Million USD ($2,000,000). This initial license fee will be unconditional and, as such, shall not be subject to any offset, credit, reduction or repayment for any reason whatsoever, whether provided for in this Agreement or not.

6.3 Milestone Payments. In partial consideration of the license and rights granted to it by Bayer under this Agreement, Licensee shall make to Bayer the milestone payments set forth in this Section when due. These milestone payments will be unconditional and, as such, shall not be subject to any offset, credit, reduction or repayment for any reason whatsoever, whether provided for in this Agreement or not.

6.3.1 First Indication Milestone Payments. Within *** following the first achievement of each milestone specified below by the Product for the first Indication to reach such milestone during the course of the Development of the Product, Licensee shall make the following respective milestone payment to Bayer:

Milestone	Payment
Signature of an informed consent form by a patient in a Phase III Clinical Trial	$	***
Submission of an NDA in the US	$	***
Submission of an NDA Equivalent in the EU	$	***
Submission of an NDA Equivalent in Japan	$	***
Approval of NDA in the US	$	***
Approval of NDA Equivalent in the EU	$	***
Approval of NDA Equivalent in Japan	$	***

6.3.2 Second Indication Milestone Payments. Within *** following the first achievement of each milestone specified below by the Product for the second Indication to reach such milestone during the course of the Development of the Product, Licensee shall make the following respective milestone payment to Bayer:

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Milestone	Payment
Signature of an informed consent form by a patient in a Phase III Clinical Trial	$	***
Submission of an NDA in the US	$	***
Submission of an NDA Equivalent in the EU	$	***
Submission of an NDA Equivalent in Japan	$	***
Approval of NDA in the US	$	***
Approval of NDA Equivalent in the EU	$	***
Approval of NDA Equivalent in Japan	$	***

6.3.3 Sales-Related Milestone Payments.

6.3.3.1 Licensee shall make the following respective milestone payment to Bayer:

Milestone	Payment
Aggregate annual Net Sales of the Product in the Territory of $ ***	$	***

Aggregate annual Net Sales of the Product in the Territory of $ ***	$	***

6.3.3.2 Aggregate annual Net Sales shall be determined on a calendar year basis. Licensee shall provide Bayer with a report of Net Sales, as set forth in Section 6.6 below, which report shall be accompanied by payment of the applicable sales-related milestone payment in the event any sales-related milestone is achieved by the end of the calendar quarter for which the report is made. For the avoidance of doubt, the sales-related milestone payments set forth above shall be cumulative, such that if, in any given calendar year, aggregate annual Net Sales of the Product reach $***, then both sales-related milestone payments (i.e., $***) shall be due and payable by Licensee.

6.3.4 Payments Only Once. In no event shall Licensee be required to make any milestone payment set forth above more than once.

6.4 Royalty Payments.

6.4.1 In partial consideration of the license and rights granted to it by Bayer under this Agreement, Licensee shall pay to Bayer, on a country-by-country basis, during the Royalty Term in each such country, a royalty on Net Sales of the Product, in the following amounts:

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Net Sales	Royalty (% of Net Sales)

On that portion of annual Net Sales of the Product from $*** to $***	*	**%

On that portion of annual Net Sales of the Product above $*** to $***	*	**%

On that portion of annual Net Sales of the Net Sales of the Product above $*** to $***	*	**%

On that portion of annual Net Sales of the Product above $***	*	**%

6.4.2 The Parties hereby acknowledge and agree that the Bayer Patents and Bayer Know-How licensed pursuant to this Agreement justify royalties of differing amounts with respect to sales of the Product, which royalties could be applied separately to the Product involving the exercise of such Bayer Patents and/or the incorporation of such Bayer Know-How, and that if such royalties were calculated separately, royalties relating to the Bayer Patents and royalties relating to the Bayer Know-How would last for different terms. In light of such considerations and for reasons of convenience, the Parties have hereby determined that blended royalty rates for the Bayer Patents and the Bayer Know-How licensed hereunder will apply during a single royalty term and that the utilization of such blended royalty rates is advantageous to both Parties.

6.5 Other Consideration.

6.5.1 Non-Monetary Consideration. If Licensee (or its Affiliates or Sublicensees) receives any form of consideration other than monetary consideration in connection with the Commercialization of the Product, including, by way of example, obtaining more favorable pricing for Licensee (or Affiliates or its Sublicensees) on other products, Bayer shall be entitled to payments hereunder based on the reasonable value of such consideration, the dollar amount of which shall be included in the calculation of Net Sales for purposes of calculating royalty payments under Sections 6.4 and 6.5.2 of this Agreement, as if it were payment in cash for sales of the Product.

6.5.2 Additional Royalties. Upon *** in each country of the Territory, Licensee agrees to pay to Bayer, for ***, a royalty equal to *** of annual Net Sales of the Product in such country.

6.6 Royalty Payments and Reports. All royalties payable by Licensee to Bayer shall be paid within *** after the end of each calendar quarter in which Net Sales are generated. Such payments shall be accompanied by a report for the applicable calendar quarter showing the Net Sales for the Product, on a country-by-country basis, the royalty rate, a calculation of the amount of royalties due and the disposition and quantities for promotional samples.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

VII.	PAYMENTS

7.1 Payments. Any payments due under this Agreement shall be remitted to Bayer on or before the date specified in this Agreement and, in the event such date is not a Business Day, then the next succeeding Business Day. All payments shall be paid by wire transfer of immediately available funds to an account at a commercial bank to be designated by Bayer at least ten (10) Business Days before payment is due.

7.2 Interest. Any failure by Licensee to make a payment within fifteen (15) Business Days after the date when due shall obligate Licensee to pay computed interest to Bayer at a rate per annum equal to the USD London Interbank Offered Rate for one month quoted on the due date by the European Central Bank plus a premium of ***. The interest period for such computed interest shall commence on the due date of the delinquent payment and end on the payment date. The computed interest rate shall be adjusted monthly and interest shall be compounded monthly, in arrears. In addition, interest shall be computed on the basis of the act/360 computation method, and shall be due and payable on the tender of the underlying principal payment.

7.3 Taxes. Bayer shall pay any and all taxes levied on account of all payments it receives under this Agreement. If laws or regulations require that taxes be withheld, Licensee will (i) deduct those taxes from the remittable payment, (ii) timely pay the taxes to the proper taxing authority, and (iii) send proof of payment to Bayer within thirty (30) days of receipt of confirmation of payment from the relevant taxing authority. Licensee agrees to make all lawful and reasonable efforts to minimize such taxes to Bayer. If Licensee is so required, then Bayer and Licensee shall cooperate in all respects and take all reasonable steps to lawfully avoid the making of any such deductions.

7.4 Payment Currency. All payments due hereunder will be paid to Bayer in USD ($). Where payments are based on Net Sales in countries other than the US, the amount of such payments expressed in the currency of each country shall be converted into USD ($) at the exchange rate of the last Business Day of the applicable calendar quarter. The applicable exchange rate will be the daily 12 noon buying rate of the Federal Reserve Bank of New York. If no daily 12 noon buying rate of the Federal Reserve Bank of New York is determined for the relevant currency, the Parties shall agree upon another reference rate.

7.5 Records of Revenues; Audits. Licensee shall maintain complete and accurate records which are relevant to the Net Sales, on a country-by-country basis, under this Agreement. Such records shall be open, upon reasonable notice during reasonable business hours, for a period of three (3) years from the end of the calendar year in which such sales occurred for audit by a certified public accountant selected by Bayer and reasonably acceptable to Licensee for the sole purpose of verifying for Bayer the correctness of the calculation and classification of Net Sales, on a country-by-country basis, under this Agreement. Such an audit of Licensee’s records shall not occur more often than once each year and, except as otherwise

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provided herein, Bayer shall bear its own costs related to such an audit. Said certified public accountant shall provide the results of any such audit concurrently to Bayer and to Licensee. The independent, certified public accountant shall disclose to Bayer only the royalty amounts and sales-related milestone payments which the independent accountant believes to be due and payable hereunder to Bayer and shall disclose no other information revealed in such audit. Any and all records examined by such independent certified public accountant shall be deemed to be Licensee’s confidential Information for all purposes and shall not be disclosed by said independent, certified public accountant to any Third Party. In the event such an audit reveals underpayments by Licensee that are greater than *** of the amount due to Bayer, Licensee shall immediately, upon notice of such underpayment, (i) pay to Bayer the amount of the underpayment, plus interest as provided for in Section 7.2 from the time the amount was due, and (ii) reimburse to Bayer its out-of-pocket expenses related to such audit. In the event such an audit reveals underpayments by Licensee that are equal to or less than *** of the amount due to Bayer, Licensee shall immediately, upon notice of such underpayment, pay to Bayer the amount of such underpayment. In the event such an audit reveals overpayments by Licensee, then Bayer will, at option and sole discretion, either refund the overpayment to Licensee or credit the overpayment against future royalties payable by Licensee.

7.6 Audit Disagreement. In the event of a dispute between the Parties following any audit performed pursuant to Section 7.5 (an “Audit Disagreement”), either Party shall have the right to submit the Audit Disagreement to a mutually selected independent internationally recognized accounting firm for resolution, in accordance with the following procedure (the “Audit Disagreement Procedure”):

7.6.1 the Party wishing to submit the Audit Disagreement for resolution shall provide written notice to the other Party that it is invoking the Audit Disagreement Procedure;

7.6.2 within thirty (30) Business Days of the delivery date of such written notice, the Parties shall jointly select a recognized international accounting firm to act as an independent expert to resolve the Audit Disagreement;

7.6.3 within ten (10) Business Days of the selection of the independent expert, the Parties shall submit a description of the Audit Disagreement to the independent expert, which description may be in oral form if submitted to the independent expert, in person, by the Parties at the same time;

7.6.4 as soon as practicable after receipt of the description of the Audit Disagreement, the independent expert shall render a decision on the Audit Disagreement, which decision shall be final and binding on the Parties unless such Audit Disagreement involves alleged fraud, breach of this Agreement, or the construction or interpretation of any of the terms or conditions of this Agreement;

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7.6.5 all fees and expenses of the independent expert, including any Third Party support staff or other costs incurred by the independent expert with respect to hearing and deciding the Audit Disagreement, shall be borne by each Party in inverse proportion to the disputed amounts awarded to the Party by the independent expert. By way of example, if Party A disputes $100 and the independent expert awards Party A $60, then Party A would pay forty percent (40%) and Party B would pay sixty percent (60%) of the independent expert’s costs.

VIII.	CONFIDENTIALITY

8.1 Confidential Information. Except as expressly provided herein, the Parties agree that, during the term of this Agreement and for a period of *** thereafter, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Information furnished to it by the disclosing Party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving Party, by competent proof, that such Information: (i) is or becomes public or available to the general public otherwise than through the act or default of the receiving Party in breach of this Agreement; (ii) is obtained by the receiving Party from a Third Party who is lawfully in possession of such Information and is not subject to an obligation of confidentiality or non-use owed to the disclosing Party or others; (iii) is previously known to the receiving Party prior to disclosure to the receiving Party by the disclosing Party under this Agreement, as shown by contemporaneous written evidence, and is not obtained or derived directly or indirectly from the disclosing Party; (iv) is disclosed by the receiving Party pursuant to the requirement of law, provided that the receiving Party has complied with the provisions set forth in Section 8.3; or (v) is independently developed by the receiving Party without the use of or reliance on any Information provided by the disclosing Party hereunder, as shown by contemporaneous written evidence.

8.2 Public Domain. For the purposes of this Agreement, specific information disclosed as part of the Information shall not be deemed to be in the public domain or in the prior possession of the receiving Party merely because it is embraced by more general information in the public domain or by more general information in the prior possession of the receiving Party.

8.3 Legal Disclosure. If the receiving Party becomes legally required to disclose any Information provided by the disclosing Party, the receiving Party will give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or other appropriate remedy concerning such disclosure and/or waive compliance with the non-disclosure provision of this Agreement. The receiving Party will reasonably cooperate with the disclosing Party in connection with the disclosing Party’s efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure or the disclosing Party waives such compliance, the receiving Party will make such disclosure only to the extent that such disclosure is legally required and will use its reasonable efforts to have confidential treatment accorded to the disclosed Information.

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8.4 Permitted Use and Disclosures . Each Party hereto may use or disclose Information disclosed to it by the other Party to the extent such use or disclosure: (i) is reasonably necessary in complying with Applicable Laws or otherwise submitting information to tax or other governmental authorities, (ii) is provided by the receiving Party to Third Parties, on a strictly as-needed basis, for consulting services, conducting Preclinical or Clinical Development, CMC/Process Development, Manufacturing, external testing, market research, or otherwise exercising its rights or performing its obligations hereunder; provided, that such Third Parties are obligated to maintain the confidentiality of such other Party’s Information as set forth herein for the benefit of such other Party for a period of at least the term of the agreement with such Third Party and for a period of *** thereafter; (iii) is included in submissions by the receiving Party to Governmental Authorities to facilitate the issuance of approvals for NDAs and NDA Equivalents for the Product, provided that reasonable measures shall be taken to assure confidential treatment of such Information; or (iv) is to Third Parties in connection with a receiving Party’s efforts to secure financing or enter into strategic partnerships, provided such Information is disclosed only on a need-to-know basis and under confidentiality provisions at least as stringent as those in this Agreement. Additionally, Bayer may disclose to Mitsui any Information received from Licensee hereunder; provided, that such disclosure is reasonably considered by Bayer to be necessary to comply with the terms and conditions of the Patent License Agreement; and further provided, that Mitsui is obligated to maintain the confidentiality of Licensee’s Information as set forth herein for the benefit of Licensee. Notwithstanding the foregoing, if a receiving Party is required to make any such disclosure of the disclosing Party’s confidential Information, other than pursuant to a confidentiality agreement, the receiving Party will give reasonable advance notice to the disclosing Party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Information prior to its disclosure (whether through protective orders or otherwise).

8.5 Public Disclosure. Except as otherwise required by law, (including, without limitation, disclosure requirements of the SEC, or of any stock exchange on which securities issued by a Party are publicly traded), neither Party shall issue a press release or make any other public disclosure concerning this Agreement, or the subject matter hereof, without the prior written approval of such press release or public disclosure by the other Party. Each Party shall submit any such press release or public disclosure to the other Party for its prior review and approval, which approval shall not be unreasonably withheld or delayed, provided that, it shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any of such Party’s confidential Information. If the receiving Party does not respond to the submission of a press release within fifteen (15) days from submission, the press release or public disclosure shall be deemed approved. The contents of any such press release or similar publicity that has been reviewed and approved by the reviewing Party can be re-released by either Party without a requirement for re-approval. The principles to be observed by Bayer and Licensee in public disclosures with respect to this Agreement shall be: (i) accuracy; (ii) compliance with applicable legal requirements; (iii) the requirements of confidentiality under this Article VIII; and (iv) normal business practice in the pharmaceutical industry for disclosures by companies comparable to Bayer and Licensee. Notwithstanding the foregoing, either Party

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may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with law or for appropriate market disclosure. It is understood, however, that unless required by law, the Parties shall not disclose the specific financial terms and conditions of this Agreement, without the prior written consent of the other Party. In addition, if a public disclosure is required by law, including, without limitation, in a filing with the SEC, the disclosing Party shall, reasonably in advance of such filing or other disclosure, provide copies of the disclosure to the non-disclosing Party for the non-disclosing Party’s prior review and comment and shall give due consideration to any reasonable comments by the non-disclosing Party relating to such filing, including, without limitation, the provisions of this Agreement for which confidential treatment should be sought.

8.6 Confidential Terms. Except as expressly provided herein, each Party agrees not to disclose any terms of this Agreement to any Third Party without the written consent of the other Party; except that disclosures may be made as required by securities or other applicable laws, or to actual or prospective investors or corporate partners, or to a Party’s accountants, attorneys and other professional advisors. Bayer may disclose the terms of this Agreement to Mitsui Chemicals, Inc.

8.7 Injunctive Relief. The provisions of this Article VIII are necessary for the protection of the Parties’ business and goodwill and are considered by the Parties to be reasonable for such purpose. Each Party agrees that any breach of the terms of this Article VIII by it may cause the other Party substantial and irreparable harm and, therefore, in the event of any such breach by a Party, the other Party shall, in addition to other remedies that may be available to it, have the right to seek specific performance and other injunctive (whether preliminary or permanent) and equitable relief.

8.8 Survival. This Article VIII shall survive expiry and termination of this Agreement for any reason.

IX.	REPRESENTATIONS AND WARRANTIES

9.1 By Both Parties. Each Party hereby represents, warrants and covenants to the other Party that:

9.1.1 such Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

9.1.2 such Party is free to enter into this Agreement and in so doing, such Party will not violate any other agreement to which it is a party;

9.1.3 the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of such Party;

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9.1.4 this Agreement has been duly executed by such Party and, assuming due authorization, execution and delivery by the other Party, constitutes a valid and legally binding obligation of such Party, enforceable in accordance with its terms, subject to: (1) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting creditors’ rights; and (2) general principles of equity, regardless of whether considered in a proceeding in equity or at law;

9.1.5 this Agreement does not contravene the certificate of incorporation or bylaws of such Party, or any other agreement to which such Party is a party; and

9.1.6 such Party has obtained, or is not required to obtain, the consent, approval, order or authorization of any Third Party; and

9.2 By Licensee. Licensee represents, warrants and covenants to Bayer that:

9.2.1 Licensee shall not sublicense, assign, transfer or otherwise convey any license or rights in the Bayer Intellectual Property to any Third Party, except as expressly provided by this Agreement;

9.2.2 Licensee shall not encumber, with liens, mortgages, security interests or otherwise, the Bayer Intellectual Property; and

9.2.3 all Trademarks are, or will be, controlled by Licensee, and do not, or will not, infringe any intellectual property right, of any Third Party.

9.2.4 Licensee has the right to grant the rights and licenses granted herein.

9.3 By Bayer. Bayer represents, warrants and covenants to Licensee that:

9.3.1 to Bayer’s knowledge, as of the Effective Date, it has the authority and right to grant the licenses and rights set forth in Section 2.1 of this Agreement under the Bayer Intellectual Property (including, without limitation, any Third Party Patents or Know-How contained therein);

9.3.2 as of the Effective Date, Bayer has not granted any license under the Bayer Intellectual Property to any Third Party, nor is Bayer currently under any obligation to grant (whether or not contingent on any future event or state of affairs) any such license to any Third Party, except under the CRADA, the EPITRON Contract, and the Patent License Agreement;

9.3.3 as of the Effective Date, Bayer has not encumbered, with liens, mortgages, security interests or otherwise, the Bayer Intellectual Property, and any future encumbrance by Bayer will be subject to the licenses and rights granted to Licensee under Section 2.1 of this Agreement;

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9.3.4 as of the Effective Date, Bayer has not received: (1) any written notices of infringement or misappropriation of any alleged intellectual property rights asserted by any Third Party in relation to the Bayer Intellectual Property; or (2) any written notice from any Governmental Authority that the claims set forth in any issued Bayer Patents are invalid; in each case, which would materially adversely affect its or Licensee’s ability to carry out either of their respective responsibilities, or the rights or licenses granted to Licensee, under Section 2.1 of this Agreement;

9.3.5 to Bayer’s knowledge, as of the Effective Date, none of the claims contained in any issued Bayer Patents are invalid or unenforceable;

9.3.6 as of the Effective Date, Bayer has no knowledge of any Patents (other than the Existing Bayer Patents) that would be infringed by the Development, Manufacture or Commercialization of the Product in the Territory for use in the Field, ***;

9.3.7 as of the Effective Date, the Existing Bayer Patents listed under Schedule 4a are owned or Controlled by Bayer;

9.3.8 to Bayer’s knowledge, as of the Effective Date, the Existing Bayer Patents listed under Schedule 4b are Controlled by Bayer;

9.3.9 as of the Effective Date, Bayer has no knowledge of any Third Party whose current or past activities or products infringe or misappropriate the Bayer Intellectual Property; ***;

9.3.10 to Bayer’s knowledge, as of the Effective Date, there have been no oppositions, interferences, reexaminations, reissues, or nullity actions anywhere in the Territory, regarding any of the Existing Bayer Patents, except for U.S. reissue patent application no. 10/640278 and U.S. reissue patent application no. 11/542043 (the divisional reissue patent application of U.S. reissue patent application no. 10/640278); and

9.3.11 as of the Effective Date, Bayer and its Affiliates are in compliance in all material respects with, and have not received any written notice of breach pursuant to, any agreement relating to the Bayer Intellectual Property, including without limitation the CRADA, the EPITRON Contract, the Patent License Agreement or the MTAs, where such breach or failure to comply would materially adversely affect its or Licensee’s ability to carry out either of their respective responsibilities under this Agreement or the Development, Manufacture or Commercialization of the Product in the Territory for use in the Field or the rights or licenses granted to Licensee under Section 2.1 of this Agreement.

9.4 Disclaimer. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR

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USE, NON-INFRINGEMENT, TITLE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

X.	INTELLECTUAL PROPERTY

10.1 Ownership of Intellectual Property.

10.1.1 Bayer Intellectual Property. Licensee acknowledges that Bayer shall retain all of its right, title and interest in and to the Bayer Intellectual Property, and that nothing contained in this Agreement shall be construed to convey any rights or proprietary interest in the Bayer Intellectual Property, other than the specific licenses and rights granted to Licensee pursuant to Section 2.1 of this Agreement.

10.1.2 Licensee Intellectual Property. Bayer acknowledges that Licensee and its Affiliates shall retain all of their right, title and interest in and to the Licensee Intellectual Property, and that nothing contained in this Agreement shall be construed to convey any rights or proprietary interest in the Licensee Intellectual Property to Bayer.

10.1.3 Inventions. All Inventions: (1) made solely by employees, consultants or contractors of Bayer shall be owned solely by Bayer; (2) made solely by employees, consultants or contractors of Licensee shall be owned solely by Licensee; and (3) made jointly by employees, consultants or contractors of both Parties shall be owned jointly by the Parties (a “Joint Invention”). Any Joint Invention within the Field shall be subject to the licenses and rights granted to Licensee under Section 2.1 of this Agreement and, thus subject to the royalty payments and other consideration set forth in Article VI. Each Party shall have the right to exploit Joint Inventions outside the Field, to the extent it can do so without infringing on the other Party’s other intellectual property, without compensation, liability or other obligation (including without limitation accounting obligations) to the other Party.

10.2 Prosecution of Patents and Related Activities.

10.2.1 Bayer Patents. Bayer shall be responsible, at its sole discretion and expense, for preparing, filing, prosecuting and maintaining (including conducting any interferences, reexaminations, reissues and oppositions) all Bayer Patents (including, for the avoidance of doubt, any Patents relating to Inventions owned solely by Bayer), in such countries it deems appropriate, by itself, through an Affiliate, or with Third Parties. Upon *** written notice to Licensee, Bayer may elect to abandon or discontinue the prosecution of any Bayer Patent and/or not to file, pay the maintenance fees, or conduct any further activities with respect to the Bayer Patents. In the event Bayer declines to file or, having filed, fails to further prosecute or maintain any Bayer Patents or to conduct any interferences, re-examinations, reissues, or oppositions with respect thereto, Bayer shall promptly notify Licensee (such notification to be given as early as possible which in no event will be less than *** prior to the date on which said Bayer Patents will become abandoned, such payment is due or such proceeding is scheduled to

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occur). Thereafter, Licensee shall, at its sole expense, have the right to prepare, file, prosecute and maintain such Bayer Patents in such countries as it deem appropriate, and conduct any interferences, re-examinations, reissues or oppositions. Bayer agrees to assign all right, title and interest in and to such Bayer Patents to Licensee and to cooperate, at Licensee’s expense, in any manner reasonably requested by Licensee in connection with any such actions by Licensee; except that Bayer shall not be required to communicate directly with any inventors of the Bayer Patents who are not employees of Bayer or of its Affiliates. For the avoidance of doubt, any Bayer Patent assigned to Licensee by Bayer as set forth in the preceding sentence shall cease being a Bayer Patent for all purposes under this Agreement.

10.2.2 Licensee Patents. Licensee shall be responsible, at its sole discretion and expense, for preparing, filing, prosecuting and maintaining (including conducting any interferences, re-examinations, reissues and oppositions) all Licensee Patents, including Patents relating to the Inventions owned solely by Licensee, in such countries it deems appropriate, by itself, through an Affiliate, or with Third Parties.

10.2.3 Joint Patents. Bayer and Licensee shall share equally all costs and expenses of preparing, filing, prosecuting and maintaining patent applications and patents relating to Joint Inventions; except that, if either Party (the “Non-Electing Party”) elects not to pay its share for: (i) the filing of a patent application in any country in the Territory on any Joint Invention that the other Party reasonably believes is patentable, or (ii) the further prosecution or maintenance of any patent application or patent on any Joint Invention in any country in the Territory, or (iii) the filing of any divisional or continuing patent application (based on a prior patent application or patent) on a Joint Invention in any country in the Territory, the Non-Electing Party shall notify the other Party in writing in a timely manner and the other Party may do so at its own expense. In the event that the other Party elects to proceed with any such filing or further prosecution or maintenance, the Non-Electing Party shall assign its rights in and to such patent or patent application in such country to the other Party, and all of the Non-Electing Party’s rights in such patent or patent application in such country shall cease; except in the case of any such patent or patent application assigned by Licensee to Bayer which shall remain subject to the licenses and rights granted to Licensee under Section 2.1.

10.2.4 Cooperation; Request to Responsible Party. Bayer and Licensee shall each keep the other reasonably informed as to the status of patent matters described in this Section 10.2.1 and 10.2.3, including, without limitation, providing the other Party reasonable opportunity to review and comment on any documents which will be filed in any patent office as far in advance of filing dates as feasible, and providing the other copies of any documents that such Party receives from such patent offices promptly after receipt, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions. Each Party shall consider in good faith all reasonable requests made by the other Party with regard to the preparation, filing, prosecution and/or maintenance of the responsible Party’s Patents.

10.3 Infringement of Intellectual Property.

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10.3.1 Notice of Infringement. A Party who learns of any infringement or threatened infringement by a Third Party of any Bayer Intellectual Property or Licensee Intellectual Property or any Joint Invention shall promptly notify the other Party thereof and provide such other Party with all available evidence of such infringement or alleged infringement.

10.3.2 Enforcement Rights.

10.3.2.1 Bayer Intellectual Property. Subject to the terms and conditions of the Patent License Agreement with respect to the Existing Bayer Patents listed in Schedule 4b of this Agreement, Bayer, by itself, through an Affiliate, or with Third Party licensors of the Bayer Patents, shall have the right (but not the obligation) to initiate and conduct, at its sole expense, legal proceedings to enforce the Bayer Intellectual Property against any infringement or misappropriation by Third Parties or defend any declaratory judgment action involving the Bayer Patents (the “Enforcement Action”). If, within *** following receipt of a written notice of an infringement or misappropriation of any Bayer Intellectual Property or written notice of a declaratory judgment action alleging invalidity or unenforceability of a Bayer Patent, Bayer fails to initiate the Enforcement Action, then Licensee shall have the right (but not the obligation) to initiate and conduct the Enforcement Action in its own name and at its sole expense. Bayer agrees to be joined as a party plaintiff in any Enforcement Action initiated and conducted by Licensee, if requested by Licensee; provided, however, that Licensee agrees in writing to undertake to pay to Bayer all reasonable costs and expenses incurred by Bayer in being so joined. Any award paid by Third Parties as a result of an Enforcement Action (whether by way of settlement or otherwise) shall be applied first to reimburse the Party who initiated and conducted the Enforcement Action for all out-of-pocket costs and expenses and, if after such reimbursement, any funds shall remain from such an award, said funds shall be allocated as follows: (1) punitive and exemplary damages shall be ***; and (2) compensatory damages shall be allocated to Licensee and be treated as Net Sales in the month awarded.

10.3.2.2 Licensee Intellectual Property. Licensee shall, by itself, through an Affiliate, or with Third Party licensors of any portion of the Licensee Intellectual Property, have the right (but not the obligation) to initiate and conduct, at its sole cost, legal proceedings to enforce the Licensee Intellectual Property against any infringement or misappropriation by Third Parties or defend any declaratory judgment action involving the Licensee Intellectual Property.

10.3.2.3 Joint Inventions. With respect to the initiation and conduct of legal proceedings to enforce Joint Inventions, each Party may proceed in such a manner as the law permits. Each Party shall bear its own cost and expense, and any award paid by Third Parties as a result of such legal proceedings (whether by way of settlement or otherwise) shall be applied first to reimburse the Parties for their out-of-pocket costs and expenses on a pro-rata basis, and any remaining proceeds shall be allocated equitably between the Parties. If the Parties elect to cooperate in instituting and conducting legal proceedings to enforce Joint Inventions, the

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costs and expenses thereof, and the sharing of any award there from, shall be shared by the Parties in such proportions as they may agree in writing.

10.3.3 Settlement of Claims; Cooperation. Subject to the terms and conditions of the Patent License Agreement with respect to the Existing Bayer Patents listed in Schedule 4b of this Agreement, neither Party shall enter into any settlement or compromise of any legal proceeding subject to Sections 10.3.2.1 or 10.3.2.3, which admits or concedes that any aspect of the Bayer Intellectual Property or any Joint Invention, respectively, is invalid or unenforceable, without the prior written consent of the other Party. The Party who initiates and conducts any legal proceeding subject to this Section 10.3.3 shall keep the other Party reasonably informed of the progress of any such legal proceeding. At the request and expense of the Party who initiates and conducts any legal proceeding subject to this Section 10.3.3, the other Party shall reasonably cooperate in connection with such Party’s initiation and conduct of such legal proceeding, including, without limitation, executing all necessary and proper documents and taking such actions as shall be appropriate to allow the other Party to institute and conduct such legal proceedings.

10.4 Claims of Infringement by Third Parties. If the Development, Manufacture or Commercialization of the Product in the Field results in any Claim against Licensee, its Affiliates or Sublicensees, alleging infringement or misappropriation of Third Party Patents or Know-How, then Licensee shall defend any such Claim and be responsible for all damages incurred as a result thereof, unless such Claim is subject to indemnification by Bayer pursuant to Section 11.1 or the CMC Development, Manufacture and Supply Agreement. Bayer agrees to reasonably assist and cooperate with Licensee, at Licensee’s request and expense, in the defense of any such Claim by Licensee; except that Bayer shall not be required to communicate directly with any inventors of the Bayer Patents who are not employees of Bayer or of its Affiliates. If the Development, Manufacture or Commercialization of the Product in the Field results in any Claim against Bayer, or its Affiliates, alleging infringement or misappropriation of Third Party Patents or Know-How, then Bayer shall notify Licensee of such Claim in accordance with Section 11.3 and Licensee shall defend such Claim and be responsible for all damages incurred as a result thereof, unless such Claim is subject to indemnification by Bayer pursuant to Section 11.1 or the CMC Development, Manufacture and Supply Agreement.

10.5 Third Party Patent Rights. If, during the Term, Licensee deems it necessary, in its sole discretion, to seek or obtain a license from any Third Party in order to Develop, Manufacture and Commercialize the Product in the Field pursuant to the rights and licenses granted to Licensee under Section 2.1, Licensee may do so, at its sole cost and expense; provided, however, that any failure by Licensee to obtain such a license from such a Third Party shall not be grounds for Bayer to claim any failure of Licensee to diligently Commercialize the Product in the Territory for use in the Field if such Commercialization of the Product would infringe or misappropriate the Third Party’s Patents or Know-How.

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10.6 Trademarks. Licensee shall market the Product in the Territory under a trademark or trademarks (collectively, the “Trademarks”) selected by Licensee. Licensee shall own all right, title and interest in and to such Trademarks. Bayer hereby acknowledges and agrees that Licensee shall retain all right, title and interest in and to the Trademarks and the Syndax Pharmaceuticals, Inc. name and logo, and accordingly agrees to, at no time during the Term of this Agreement, challenge or assist others to challenge the Trademarks or the registration thereof or attempt to register any trademarks, service marks, trade names or logos confusingly similar to the Trademarks or the Syndax Pharmaceuticals, Inc. name and logo.

XI.	INDEMNIFICATION; INSURANCE

11.1 By Bayer. Bayer shall indemnify, defend and hold harmless Licensee, its Affiliates and their respective directors, officers, employees, consultants, representatives and agents (each a “Licensee Indemnitee”) from and against any and all Losses resulting from Claims against a Licensee Indemnitee arising from or occurring as a result of: (i) any breach of the representations, warranties or covenants made by Bayer herein; or (ii) the negligence or willful misconduct of Bayer or its Affiliates; except, in each case, to the extent caused by the negligence or willful misconduct of Licensee, its Affiliates or Sublicensees.

11.2 By Licensee. Licensee shall indemnify, defend and hold harmless Bayer, its Affiliates, and their respective directors, officers, employees consultants, representatives and agents (each a “Bayer Indemnitee”) from and against any and all Losses resulting from Claims against a Bayer Indemnitee, arising from or occurring as a result of: (i) any breach of the representations, warranties or covenants made by Licensee herein; (ii) the practice by Licensee of any license or right granted herein; (iii) any Development, testing, Manufacture or Commercialization of the Product by Licensee, its Affiliates or Sublicensees (including, without limitation, product liability claims); or, (iv) the negligence or willful misconduct of Licensee, its Affiliates or Sublicensees; except, in each case, to the extent caused by the negligence or willful misconduct of Bayer or its Affiliates.

11.3 Indemnification Procedure. In the event that a Claim subject to the indemnification provisions set forth in Sections 11.1 or 11.2 is made and a Licensee Indemnitee or Bayer Indemnitee, as applicable, intends to invoke its right to indemnification under this Article XI, Licensee or Bayer, as the case may be, shall promptly notify the other Party (the “Indemnitor”) thereof, in writing. The Indemnitor shall have the sole right to control the defense and settlement of such Claim including the sole right to settle such a Claim, in its sole discretion, provided, however, that if any such settlement requires an admission of fault or liability by, or imposes any obligation on, a Licensee Indemnitee or Bayer Indemnitee, as the case may be, or the other Party, then the prior written consent of the Licensee Indemnitee or Bayer Indemnitee, and the Licensee or Bayer, as the case may be, shall be required before the Indemnitor may execute and deliver such a settlement. The Licensee Indemnitee or Bayer Indemnitee, as applicable, shall cooperate with the Indemnitor and its legal representatives in the investigation of such Claim (at the expense of Indemnitor), and refrain from engaging in any actions that

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would adversely affect Indemnitor’s defense or settlement thereof. The Licensee Indemnitee or Bayer Indemnitee, as applicable, shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to such a Claim, without the prior written consent of the Indemnitor, which the Indemnitor shall not be required to give.

11.4 Insurance. Each Party shall maintain, and shall require its Affiliates and Sublicensees hereunder to maintain, a commercial general liability and product liability insurance program on terms customary in the pharmaceutical industry covering all activities and obligations of it, and, as the case may be, its Affiliates, hereunder, or other programs with comparable coverage, up to and beyond the expiration or termination of this Agreement during (i) the period that any Product is being commercially distributed or sold by a Party, its Affiliates or Sublicensees, and (ii) a commercially reasonable period thereafter. In lieu of the insurance coverage described above, each Party shall have the right to undertake a program of self-insurance to cover its indemnity obligations hereunder, with financial protection comparable to that arranged by it for its own protection with regard to other products in its product line. Each Party shall provide the other with proof of such insurance program at the other Party’s written request.

11.5 Survival. This Article XI shall survive expiry and termination of this Agreement for any reason.

XII.	TERM AND TERMINATION

12.1 Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect until the expiration of the Royalty Term in the last country within the Territory (the “Term”), unless earlier terminated as provided in this Article XII.

12.2 Termination for Cause. The failure of a Party (the “Defaulting Party”) to comply with any of its material obligations under this Agreement, shall entitle the other Party (the “Notifying Party”) to give the Defaulting Party written notice requiring the Defaulting Party to cure such default. If such default is not cured within *** after receipt by the Defaulting Party of such written notice of default, the Notifying Party shall be entitled (without prejudice to any of its other rights at law or in equity, or conferred on it by the Agreement) to terminate this Agreement, by giving the Defaulting Party written notice of termination, which termination shall take effect immediately. Notwithstanding the foregoing, in the event of a non-monetary default, if the default is not reasonably capable of being cured by the Defaulting Party within the *** cure period and the Defaulting Party is making a good faith effort to cure such default, the Notifying Party may not terminate this Agreement; provided, however, that the Notifying Party may terminate this Agreement if such default is not cured within *** after receipt by the Defaulting Party of the original written notice of default. The right of a Notifying Party to terminate this Agreement as herein above provided shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default of the Defaulting Party.

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12.3 Termination for Insolvency. A Party shall have the right to immediately terminate this Agreement, effective upon written notice of such termination, in the event that: (i) voluntary or involuntary proceedings by or against the other Party are instituted in bankruptcy under any insolvency law, (ii) a receiver or custodian is appointed for the other Party, (iii) proceedings are instituted by or against the other Party for corporate reorganization or dissolution of such Party, which proceedings, if involuntary, shall not have been dismissed within *** after the date of filing, (iv) the other Party makes an assignment for the benefit of creditors, or (v) substantially all of the assets of the other Party are seized or attached and not released within *** thereafter. Each Party agrees (to the extent it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit the termination of this Agreement or in any way modify the effects of such a termination as provided in this Agreement. Furthermore, each Party (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the other Party, but will suffer and permit the execution of every power as though no such law had been enacted.

12.4 Termination for Challenge. Bayer shall have the right to terminate this Agreement, effective upon *** written notice to Licensee, in the event that Licensee takes any action, serves any notice, or commences any proceeding seeking to revoke or challenge the validity of any of the Bayer Patents or if Licensee procures or assists a Third Party to take any such action.

12.5 Termination Upon Change of Control. Bayer shall have the right to terminate this Agreement, effective upon *** prior written notice of such termination to Licensee, in the event that Licensee undergoes a Change of Control prior to the exercise of the Partnering Right by Licensee, pursuant to Article V of this Agreement; provided, however, that any such notice of termination must be delivered within *** after Licensee provides Bayer with written notice of such Change of Control.

12.6 Effect of Termination and Expiration.

12.6.1 Accrued Rights and Obligations. Termination of this Agreement, in whole or in part, for any reason shall not: (i) release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period of time prior to such termination, nor (ii) preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching Party may be entitled to injunctive relief as a remedy for any such breach.

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12.6.2 Return of Information. Upon the termination of this Agreement, for any reason, each Party shall promptly return to the other Party all tangible Information of such other Party that is in said Party’s custody, possession or Control, except that said Party may retain one (1) copy of such tangible Information for archival purposes and for ensuring said Party’s compliance with Article VIII.

12.6.3 Stock on Hand. In the event this Agreement is terminated in its entirety for any reason, Licensee shall have the right to sell or otherwise dispose of Licensee’s commercial stock of the Product then on hand ***. Sales made pursuant to this clause shall be treated as Net Sales and royalty thereon shall be paid to Bayer.

12.7 Survival. The rights and obligations set forth in this Agreement shall extend beyond the expiration or termination of this Agreement only to the extent expressly provided for herein, or to the extent that the survival of such rights or obligations is necessary to permit their complete fulfillment or discharge.

XIII.	MISCELLANEOUS

13.1 Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to principles of conflicts of laws thereof.

13.2 Jurisdiction. Each of the Parties hereto irrevocably submits to the jurisdiction of (i) the United States District Court for the Southern District of New York, and (ii) the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement, any agreement entered into in connection with this Agreement or any transaction contemplated hereby or thereby. Each of the Parties hereto agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 13.6 hereof shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this clause. Each of the Parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any agreement entered into in connection with this Agreement or the transactions contemplated hereby or thereby in (a) the United States District Court for the Southern District of New York, and (b) the Supreme Court of the State of New York, New York County, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

13.3 Waiver of Jury Trial. Each Party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation arising out of or

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relating to this Agreement. Each Party (i) certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 13.3.

13.4 Independent Contractors. The relationship of Bayer and Licensee established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either Party the power to direct or control the day-to-day activities of the other, or allow one Party to create or assume an obligation on behalf of the other Party for any purpose whatsoever. Bayer and Licensee are not deemed to be agents, partners or joint ventures of the other for any purpose as a result of this Agreement or the transactions contemplated by this Agreement.

13.5 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that (i) Bayer may, without such consent, assign its rights and obligations under this agreement to any Affiliate, and (ii) either Bayer or Licensee may, in connection with a merger, consolidation or sale of all or substantially all of such Party’s assets to an unrelated Third Party, assign its rights and obligations under this Agreement to such Third Party; provided, however, with respect to this Subsection (ii) above, that such Party’s rights and obligations under this Agreement shall be assumed in writing by its successor in interest in any such transaction and, in the case of Licensee, shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Notwithstanding the foregoing, this Agreement may not be assigned or otherwise transferred by Licensee to a Third Party prior to the exercise of the Partnering Right by Licensee. Any purported assignment in violation of this Section shall be null and void and of no legal effect. Any permitted assignee shall assume, in a writing promptly delivered to the other Party to this Agreement, all obligations of its assignor under this Agreement.

13.6 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when sent by nationally recognized express courier or registered or certified mail, return receipt requested, postage prepaid and when received, if delivered personally or otherwise, to the Party to whom it is directed at its address indicated below:

If to Bayer:	Bayer Schering Pharma AG
Muellerstrasse 178, D-13342
Berlin, Germany
Attn: Legal Department

With a copy to:	Berlex, Inc.
340 Changebridge Road

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Pine Brook, NJ 07058
Attn: Berlex Pharmaceuticals Legal Department

-and-

Berlex, Inc.
340 Changebridge Road
Pine Brook, NJ 07058
Attn: Corporate Business Development

If to Licensee:	Syndax Pharmaceuticals, Inc.
12481 High Bluff Drive, Suite 150
San Diego, CA 92130
Attn: President & CEO

With a copy to:	Reed Smith, LLP
Princeton Forrestal Village
136 Main Street, Suite 250
P.O. Box 7839
Princeton, NJ 08543
Attn: Diane M. Frenier, Esq.

or at such other address as may have been specified by notice in writing to the other Party; provided that any such notice of change of address shall be deemed to have been duly given only when actually received.

13.7 Force Majeure. A Party shall not lose any rights hereunder or be liable to the other Party for any damages or losses (except for payment obligations) or be considered in breach of this Agreement on account of the failure to perform, and the time required for performance shall be extended for a period of time equal to the duration of the Force Majeure Event and ***, if such failure to perform is occasioned by war, strike, fire, act of God, insurrections, terrorism, riots, injunctions, shortages of energy, earthquake, flood, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where the failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of said Party (“Force Majeure Event”); provided, however, that said Party has exerted all reasonable efforts to avoid or remedy such Force Majeure Event. Notwithstanding the foregoing, if a Force Majeure Event continues for a period of more than ***, the other Party shall be entitled to terminate this Agreement upon written notice.

13.8 Amendments. No amendment, modification or addition to this Agreement shall be effective or binding on either Party unless set forth in writing and executed by duly authorized representatives of both Parties.

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13.9 Advice of Counsel. Bayer and Licensee have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

13.10 Compliance with Laws. Each Party shall furnish to the other Party any information requested or required by that Party during the term of this Agreement, or any extensions hereof, to enable that Party to comply with the requirements of any government agency.

13.11 Further Assurances. Each Party shall, at any time, or from time-to-time, on and after the Effective Date of this Agreement, at the request of the other Party: (i) deliver to the requesting Party any records, data or other documents consistent with the provisions of this Agreement, (ii) execute and deliver, or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions as the requesting Party may reasonably deem necessary, in order for the requesting Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

13.12 Severability. In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. In such event the Parties shall, in good faith, negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the Parties entering into this Agreement.

13.13 Waiver. It is agreed that no waiver by either Party of any breach of default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default, and, except as otherwise set forth herein, no delay in enforcing any right, power or remedy shall operate as a waiver. No waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Party giving such waiver.

13.14 Complete Agreement. This Agreement, together with its Schedules, constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and all prior agreements with respect to the subject matter hereof, either written or oral, expressed or implied, are hereby merged and canceled, and are null and void and of no effect.

13.15 Use of Name. Neither Party shall use the name, trademarks (including, for the avoidance of doubt, the Trademarks), trade names, nor logos of the other Party, without the prior written consent of such other Party, except in connection with the disclosure of the existence of this Agreement as set forth in Article VIII, or as otherwise specifically permitted in this Agreement.

13.16 Headings. The captions to the Sections and Articles of this Agreement are not a part of this Agreement, but are included merely for convenience of reference only and shall not

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affect the meaning or interpretation of the express terms and conditions set forth in this Agreement.

13.17 Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed an original and which together shall constitute one instrument.

13.18 Third Party Beneficiaries. No person, other than Bayer, Licensee, their Affiliates and their permitted assignees hereunder, shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation set forth in this Agreement.

***signature page follows***

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IN WITNESS WHEREOF, Bayer and Licensee have each executed this License, Development and Commercialization Agreement, as of the date written above, by their respective duly authorized representatives.

BAYER SCHERING PHARMA AG		SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Ulrich Grohé	By:	/s/ Joanna Horobin

Print Name: Ulrich Grohé		Print Name: Joanna Horobin

Title: General Counsel		Title: President and Chief Executive Officer

By:	/s/ Dr. Ulrich Köstlin

Print Name: Dr. Ulrich Köstlin

Title: Member of the Executive Board

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Schedule 1

Development Plan

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Schedule 2

Guidelines

•	The valuation of the Preferred Third Party Offer and Final Offer shall be calculated utilizing the discounted cash flow methodology.

•	The valuation of the Preferred Third Party Offer will be offset by the discounted cash flow value of all financial consideration (e.g., upfront and milestone payments, royalties, warrants, etc.) payable by Licensee to Bayer under this Agreement.

•	The valuation of the Preferred Third Party Offer and Final Offer shall be performed using the following list of assumptions, and such other assumptions as may be mutually agreed to by the Parties pursuant to the paragraph below:

***

•	Within *** from the date of receipt of the Notice of Third Party Offer by Bayer, the Parties shall meet to propose and discuss additional assumptions to be utilized by the Independent Auditor for the valuation of the Preferred Third Party Offer and Final Offer. If the Parties cannot mutually agree to include in the list of assumptions above any of the additional assumptions proposed by one Party within ***, then the Independent Auditor shall be instructed to review such additional assumptions and decide, within ***, whether to include such additional assumptions in the list of assumptions above.

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Schedule 3

Patent License Agreement

***

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Schedule 4a

Existing Bayer Patents

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Schedule 4b

Existing Bayer Patents

***

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Schedule 5

Summary of Information Transfer

Bayer to transfer to Licensee the information identified below, to the extent the information is in the possession, custody or control of Bayer. It is agreed and understood that regulatory files need to be transferred to Licensee prior to transfer of ownership of the IND to Licensee.

The information identified below is listed in the order of priority that Licensee would like to receive such information. Bayer agrees to undertake Commercially Reasonable Efforts to take this prioritization into consideration when providing such information to Licensee.

***

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Schedule 6

Summary Terms and Conditions

For Manufacturing and Supply of Product

•	Bayer would perform or procure CMC/Process Development of the Product, including without limitation, the generation of reports relevant for the dossier and realization of process validation.

•	Bayer would prepare a Product master plan to detail the CMC/Process Development related activities to be undertaken by Bayer, the timeline for such activities and the budget, on a time-and-materials basis, for such activities, which would be subject to the review and approval of the Licensee. The Product master plan would include, collectively:

•	the Product specifications;

•	the CMC/Process Development plans and budget

•	a CMC regulatory plan and budget

•	Licensee would reimburse Bayer for CMC/Process Development activities ***; provided that Licensee would not reimburse Bayer for *** unless such *** have been approved by the Licensee in advance.

•	Bayer would promptly inform Licensee of potential or planned Product development changes deemed significant by Bayer with respect to the manufacturing process, analytical methodology, specifications, components and composition, packaging, and labeling of the Product. A significant change being a change that has a substantial potential to have an adverse effect on the identity, strength, quality, purity, or potency of the Product as these factors may relate to the safety or effectiveness of the Product. A significant change would require the submission of a supplement to the DMF by Bayer and approval of the change by Licensee prior to implementing the change.

•	Licensee would have the right to audit Bayer facilities in accordance with the terms set forth in the Quality Agreement for compliance with GMP and applicable Product and establishment standards. Such audits would be scheduled at mutually agreeable times upon reasonable advance written notice to Licensor, would be at Licensee’s expense, and would *** unless required by Licensor’s compliance status or Licensee’s obligations as a license holder.

•	Notwithstanding the foregoing, at any time after the occurrence of the Triggering Event, Bayer would have the right (but not obligation), upon *** written notice to Licensee, to cease carrying out the CMC/Process Development of the Product without further obligation to Licensee, and to transfer sole responsibility for the CMC/Process Development of the Product to Licensee. Upon such transfer, Licensee would have the right (but not obligation)

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to assume sole responsibility for manufacture and supply of the Product. In the event of such transfer, Bayer would (i) carry out a technical transfer to Licensee / Third Party designee, and (ii) terminate obligations in accordance with the Quality Agreement between the parties. Bayer would agree to cooperate with, and to work in good faith with, Licensee to facilitate transfer to a Third Party manufacturer such that the development timelines remain reasonably intact (if prior to NDA approval) or that commercial supplies are not disrupted (if post-NDA approval) for a period of up to *** after such written notice.

•	Bayer would supply available stock of the Product to Licensee, the cost of which would be set forth in the CMC Development, Manufacture and Supply Agreement. Available stock must be expected to remain within specifications (as defined in the DMF) for the expected duration of use and such evidence will be provided to Licensee.

•	In the event that Bayer wishes to transfer CMC/Process Development or manufacturing or testing to a Third Party, selection of the Third Party provider would be made mutually by the Parties.

•	Prior to consumption of the available stock of the Product, and upon agreement of Licensee, Bayer would manufacture or have manufactured and supply to Licensee, and Licensee would purchase exclusively from Bayer, Licensee’s requirement of Product for the Development and Commercialization of the Product in the Territory for use in the Field in accordance with agreed upon forecast and order procedures. Bayer would inform Licensee about inventory of Product on a regular basis.

•	Notwithstanding the foregoing, at any time after the occurrence of the Triggering Event, Bayer would have the right (but not obligation), upon *** written notice to Licensee, to terminate the CMC Development, Manufacture and Supply Agreement without further obligation to Licensee and to transfer sole responsibility for the manufacture and supply of the Product to Licensee. Bayer agrees to cooperate with, and to work in good faith with, Licensee to facilitate transfer to a Third Party manufacturer such that the development timelines remain reasonably intact (if prior to NDA approval) or that commercial supplies are not disrupted (if post-NDA approval) for a period of up to *** after such written notice. In the event that Bayer would transfer sole responsibility for the manufacture and supply of Product to Licensee, Bayer would (i) carry out a technical transfer to Licensee / Third Party designee, and (ii) terminate obligations in accordance with the Quality Agreement between the parties.

•	In the event that Bayer would transfer sole responsibility for the manufacture and supply of Product to Licensee, then Licensee would not, until the earlier of the expiration of either (i) the last to expire Bayer Patent containing a Valid Claim, or ***, purchase the Compound from any party other than Mitsui, unless Licensee first offers to purchase the Compound from Mitsui Chemicals, Inc. on terms proposed by Licensee. If Mitsui declines to supply the

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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Compound to Licensee on such terms, Licensee may purchase the Compound on any terms not more favorable to Licensee than the terms proposed by Licensee to Mitsui.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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Schedule 7

Dispute Resolution Procedure

•	Upon written request by either Party to the other Party, the Parties shall promptly negotiate, in good faith, to appoint a mutually acceptable independent expert, with the necessary scientific, technical and regulatory experience in the Development of pharmaceutical products in the Field (an “Expert”) to resolve any disputed matter under Section 3.3.2.2 of this Agreement. If the Parties are not able to agree on an Expert within *** after the receipt by a Party of the written request in the immediately preceding sentence, the AAA shall be responsible for selecting an Expert within *** of receipt of a written request therefor by the Parties to the AAA.

•	The disputed matter in question shall proceed under the then current expedited procedures applicable to the then current Commercial Arbitration Rules of the AAA, except as otherwise set forth below.

•	The fees and expenses related to the Expert and of AAA shall be borne equally by the Parties.

•	Within *** after the designation of the Expert, the Parties shall each submit, simultaneously to the Expert and one another, a written statement of their respective positions regarding such disputed matter. Each Party shall then have *** from receipt of the other Party’s submission to submit to the Expert and the other Party a written response thereto, which shall include any scientific and technical information in support of such response.

•	The Expert shall have the right to meet with the Parties, as necessary, to render his/her determination of the disputed matter. Any such meeting shall take place in the New York, New York offices of the AAA, unless the Parties agree to a different locale.

•	No later than *** after the designation of the Expert, the Expert shall make a determination that the Expert deems to be fair and reasonable in light of the totality of the circumstances; provided, however, that substantive issues of law shall be governed by the laws of the State of New York. The Expert shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the Expert shall be final and conclusive and such decision shall be deemed to be the decision of the Development Committee.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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Schedule 8

Other Technology

***

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Schedule 9

Third Parties

***

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